                                                                   EXHIBIT 10.12


                                                              April 28, 1999


                            LEASE AGREEMENT BETWEEN



                     2795 E. COTTONWOOD PARKWAY, L.C., as

                                   Landlord



                                      and



                           SONIC INNOVATIONS, INC.,
                          a Delaware corporation, as

                                    Tenant



                             DATED April 28, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                                                                Page
                                                                                                                ----
PART I
      SUMMARY OF BASIC LEASE INFORMATION.....................................................................    1
                  A.       PREMISES (Lease Provisions, Paragraph 2)...........................................   1
                  B.       LEASE TERM (Lease Provisions, Paragraph 3).........................................   1
                  C.       BASE RENT (Lease Provisions, Paragraph 5) .........................................   1
                  D.       ADDITIONAL RENT (Lease Provisions, Paragraph 5.3)..................................   2
                  E.       LETTER OF CREDIT / SECURITY DEPOSIT (Lease Provisions, Paragraph 5.8)..............   2
                  F.       PARKING CHARGE (Lease Provisions, Paragraph 5.5)...................................   2
                  G.       ADDRESSES FOR NOTICES (Lease Provisions, Paragraph 27.7)...........................   2
                  H.       TENANT IMPROVEMENT ALLOWANCE AND SPACE PLAN (Work Letter Agreement)................   2
PART II
      LEASE PROVISIONS........................................................................................   3
                  1.       DEFINITIONS........................................................................   3
                  2.       PREMISES...........................................................................   3
                  3.       TERM...............................................................................   3
                           3.1      Tenant's Right to Terminate Lease.........................................   3
                  4.       USE................................................................................   3
                  5.       RENT...............................................................................   4
                           5.1      Base Rent.................................................................   4
                           5.2      No Other Adjustment of Base Rent..........................................   4
                           5.3      Additional Rent...........................................................   4
                           5.4      Operating Expenses........................................................   5
                           5.5      Parking Charge............................................................   8
                           5.6      Payment of Rent...........................................................   9
                           5.7      Delinquent Payments and Handling Charge...................................   9
                           5.8      Letter of Credit / Security Deposit.......................................   9
                           5.9      Holding Over..............................................................  11
                  6.       CONSTRUCTION OF IMPROVEMENTS.......................................................  11
                           6.1      General...................................................................  11
                           6.2      Access by Tenant Prior to Commencement of Term............................  11
                           6.3      Commencement Date; Adjustments to Commencement Date.......................  11
                           6.4      Removal of Certain Tenant Improvements and Restoration of the Premises
                  to Its Original Condition...................................................................  12
                  7.       SERVICES TO BE FURNISHED BY LANDLORD...............................................  12
                           7.1      General...................................................................  12
                           7.2      Keys and/or Access Cards..................................................  13
                           7.3      Tenant Identity, Signs and Other Matters..................................  13
                           7.4      Charges...................................................................  14
                           7.5      Operating Hours...........................................................  14
                  8.       REPAIR AND MAINTENANCE.............................................................  14
                           8.1      By Landlord...............................................................  14
                           8.2      By Tenant.................................................................  14
                  9.       TAXES ON TENANT'S PROPERTY.........................................................  15
                  10.      TRANSFER BY TENANT.................................................................  15
                           10.1     General...................................................................  15
                           10.2     Conditions................................................................  15
                           10.3     Liens.....................................................................  16
                           10.4     Assignments in Bankruptcy.................................................  16
                  11.      ALTERATIONS........................................................................  16
                  12.      PROHIBITED USES....................................................................  17
                           12.1     General...................................................................  17
                           12.2     Hazardous Materials.......................................................  17
                           12.3     Overstandard Tenant Use...................................................  18
                  13.      ACCESS BY LANDLORD.................................................................  18
                  14.      CONDEMNATION.......................................................................  18
                  15.      CASUALTY...........................................................................  19
                           15.1     General...................................................................  19
                           15.2     Intentionally Left Blank..................................................  19

                  16.      SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT......................................  19
                           16.1     General...................................................................  19
                           16.2     Attornment................................................................  20
                  17.      INSURANCE..........................................................................  20
                           17.1     General...................................................................  20
                           17.2     Waiver of Subrogation.....................................................  21
                           17.3     Landlord's Insurance......................................................  21
                  18.      INDEMNITY..........................................................................  21
                  19.      THIRD PARTIES; ACTS OF FORCE MAJEURE; EXCULPATION..................................  21
                  20.      INTENTIONALLY LEFT BLANK...........................................................  22
                  21.      CONTROL OF COMMON AREAS............................................................  22
                  22.      INTENTIONALLY LEFT BLANK...........................................................  22
                  23.      QUIET ENJOYMENT....................................................................  22
                  24.      DEFAULT BY TENANT..................................................................  22
                           24.1     Events of Default.........................................................  22
                           24.2     Remedies of Landlord......................................................  23
                           24.3     Payment by Tenant.........................................................  23
                           24.4     Reletting.................................................................  24
                           24.5     Landlord's Right to Pay or Perform........................................  24
                           24.6     No Waiver; No Implied Surrender...........................................  24
                  25.      DEFAULTS BY LANDLORD...............................................................  24
                  26.      RIGHT OF REENTRY...................................................................  24
                  27.      MISCELLANEOUS......................................................................  25
                           27.1     Independent Obligations; No Offset........................................  25
                           27.2     Time of Essence...........................................................  25
                           27.3     Applicable Law............................................................  25
                           27.4     Assignment by Landlord....................................................  25
                           27.5     Estoppel Certificates; Financial Statements...............................  25
                           27.6     Signs, Building Name and Building Address.................................  26
                           27.7     Notices...................................................................  26
                           27.8     Entire Agreement, Amendment and Binding Effect............................  26
                           27.9     Severability..............................................................  26
                           27.10    Number and Gender, Captions and References................................  26
                           27.11    Attorneys' Fees...........................................................  26
                           27.12    Brokers...................................................................  27
                           27.13    Interest on Tenant's Obligations..........................................  27
                           27.14    Authority.................................................................  27
                           27.15    Recording.................................................................  27
                           27.16    Exhibits..................................................................  27
                           27.17    Multiple Counterparts.....................................................  27
                           27.18    Survival of Indemnities...................................................  27
                           27.19    Miscellaneous.............................................................  27
                           27.20    Smoking Shelter...........................................................  27
                           27.21    Security Guard............................................................  28
                  28.      GENERATOR..........................................................................  28
                           28.1     Grant of License..........................................................  28
                           28.2     Relocation of System......................................................  28
                           28.3     Tenant Responsibilities...................................................  28
                           28.4     Compliance with Laws......................................................  28
                           28.5     Tenant Representations and Warranties.....................................  28
                  29.      SATELLITE SPACE....................................................................  29
                           29.1     Satellite Space...........................................................  29
                           29.2     Restrictions..............................................................  29
                           29.3     Expenses..................................................................  30
                           29.4     Use of Satellite Dish.....................................................  30

EXHIBITS
--------

Exhibit A:      Glossary of Defined Terms
Exhibit B:      Description of Premises
Exhibit B-1:    Smoking Shelter Location
Exhibit C:      Building Rules and Regulations
Exhibit D:      Work Letter Agreement
Exhibit D1:     Pricing Agreement Letter
Exhibit D2:     Building Standard Tenant Improvements
Exhibit E:      Legal Description of Land
Exhibit F:      Lease Extension Addendum
Exhibit G:      Acknowledgment of Lease Commencement Date
Exhibit H:      Estoppel Certificate, Subordination, Non-Disturbance and
                Attornment Agreement


Monument Sign Addendum
Building Sign Addendum

                                LEASE AGREEMENT
                                ---------------


     THIS LEASE AGREEMENT (the "Agreement") is entered into as of the ______ day of April, 1999, between 2795 E. COTTONWOOD PARKWAY, L.C. as Landlord, and SONIC
                                                            --------
INNOVATIONS, INC., a Delaware corporation, as Tenant.
                                              ------

                                    PART I
                                    ------
                      SUMMARY OF BASIC LEASE INFORMATION
                      ----------------------------------

     Each reference in this Summary of Basic Lease Information to the Lease Provisions contained in PART II shall be construed to incorporate all the terms provided in said Lease Provisions, and reference in the Lease Provisions to the Summary contained in this PART I shall be construed to incorporate the provisions of this Summary. In the event of any conflict between the provisions of this Summary and the provisions in the balance of the Lease, the latter shall control. The basic terms of this Lease are as follows:

A.   PREMISES (Lease Provisions, Paragraph 2):
     ----------------------------------------

     1. Premises Location: Suites 100, 500 and 660, consisting of approximately 18,892 square feet of Rentable Area (16,428 usable square feet), located on the first floor of the Building; approximately 22,157 square feet of Rentable Area (20,611 usable square feet) located on the fifth floor of the Building; and approximately 14,218 square feet of Rentable Area (12,363 usable square feet) located on the sixth floor of the Building; with a total of approximately 55,267 square feet of Rentable Area (49,402 usable square feet) (as outlined on the floor plans attached to this Lease as Exhibit B), the street address of which is 2795 E. Cottonwood Parkway, as constructed on the Land which is further described on Exhibit E hereto. Tenant reserves the right to confirm the measurement of the premises prior to the Lease Commencement Date.

     2. Number of Approximate Square Feet of Rentable Area in the Building measured consistently throughout the Building: Approximately One Hundred Thirty Thousand Seven Hundred Eighty (130,780) square feet.

B.   LEASE TERM (Lease Provisions, Paragraph 3):
     ------------------------------------------

     1.   Duration: Five (5) years, Two (2) months.

     2. Lease Commencement Date (Lease Provisions, Paragraph 6.3): The earliest to occur of the following events: (a) the date of Substantial Completion (as defined in the Work Letter Agreement) of the Landlord's Work on the Phase One Space, or (b) the date on which Landlord would have substantially completed the Landlord's Work on the Phase One Space and tendered possession of the Phase One Space to Tenant but for certain delays attributable to Tenant as provided in Paragraph 6.3, or (c) the date on which Tenant takes possession of the Premises or any portion thereof (including the Phase One Space). Subject to the Lease being executed and delivered by Tenant to Landlord on or before April 28, 1999, the Lease Commencement Date is scheduled to be July 1, 1999.
Following the Commencement Date, the Phase II Move-In Date is defined and set forth in Section 6.3(b) below.

     3. Lease Expiration Date (Lease Provisions, Paragraph 3): The Lease Expiration Date shall be August 31, 2004, unless further extended or earlier terminated as provided in this Lease.

C.   BASE RENT (Lease Provisions, Paragraph 5):
     ------------------------------------------

             Lease Year                         Monthly Base Rent              Annual Base Rent
             ----------                         -----------------              ----------------
July 1, 1999 - to, but not including, the             $ 72,994.17                    N/A
        Phase II Move-In Date

    From, and including, the Phase II                 $101,322.83                 $1,215.874.00
    Move-In Date - August 31, 2000

 September 1, 2000 - August 31, 2001                  $104,316.46                 $1,251,797.55

 September 1, 2001 - August 31, 2002                  $107,310.09                 $1,287,721.10

 September 1, 2002 - August 31, 2003                  $110,303.72                 $1,323,644.65

 September 1, 2003 - August 31, 2004                  $113,297.35                 $1,359,568.20

D.   ADDITIONAL RENT (Lease Provisions, Paragraph 5.3):
     -------------------------------------------------

     1. Base Year (Lease Provisions, Paragraph 5.3.1): The Fiscal Year commencing January 1 through December 31,1999 (with Operating Expenses for 1999 being annualized); provided, however, that real property taxes levied on the Building and Parking Facility included in the Operating Expenses applicable to the Base Year shall be determined as provided in paragraph 5.3.2(a) hereof.

     2. Tenant's Share (Lease Provisions, Paragraph 5.3.1): Tenant's Share for Tenant's payment of Operating Expenses means Forty-two and 26/100 percent (42.26%).

E.   LETTER OF CREDIT / SECURITY DEPOSIT (Lease Provisions, Paragraph 5.8):
     ---------------------------------------------------------------------

     Means a Five Hundred Sixty Thousand and 00/100 Dollars ($560,000.00), Letter of Credit, subject to reduction and replacement by a cash Security Deposit, as provided in Paragraph 5.8.

F.   PARKING CHARGE (Lease Provisions, Paragraph 5.5):
     ------------------------------------------------

     Tenant shall throughout the Term, lease from Landlord up to a total of Two Hundred Forty-Seven (247) automobile parking spaces, of which total Tenant may elect to lease up to twenty (20) assigned and covered automobile parking spaces at an initial cost of Zero Dollars ($0.00) per month per space for the initial Lease Term. The remainder of the automobile parking spaces leased by Tenant which Tenant does not elect to have assigned and covered shall be unassigned parking spaces at a cost of Zero Dollars ($0.00) per month per space for the initial Term of the Lease. The above notwithstanding, Landlord shall, with 3-day advance notice from Tenant, make arrangements to accommodate Tenant's requirement for 30 additional stalls (in the covered parking area, if possible) once every 45-60 days for Tenant's board meetings.

G.   ADDRESSES FOR NOTICES (Lease Provisions, Paragraph 27.7):
     --------------------------------------------------------

     1.   Tenant's Address:

          (a)  Before Lease Commencement Date:

               5330 South 900 East, Suite 240
               Salt Lake City, UT 84117

          (b)  After Lease Commencement Date:

               2795 E. Cottonwood Parkway
               Salt Lake City, UT 84121

     2.   Landlord's Address:

               2795 E. Cottonwood Parkway,  L.C.
               c/o John L. West
               2855 E. Cottonwood Parkway, Suite 560
               Salt Lake City, Utah 84121

     3.   Address of Landlord's Lender or Mortgagee:

               U. S. Bank National Association
               15 West South Temple, Suite 600
               Salt Lake City, UT 84101

H.   TENANT IMPROVEMENT ALLOWANCE AND SPACE PLAN (Work Letter Agreement):
     -------------------------------------------------------------------

     1. Space Plan Delivery Date: The initial Space Plan of Tenant's Premises was delivered to Landlord on or before March 18, 1999.

     2. Tenant Improvement Allowance: A Tenant Improvement Allowance shall be in the amount of ONE MILLION THREE HUNDRED FORTY-FOUR THOUSAND SIX HUNDRED THIRTY-FOUR AND 35/100 DOLLARS ($1,344,634.35) for the design, modification and construction of the Tenant Improvements.

                                    PART II
                                    -------
                               LEASE PROVISIONS
                               ----------------

     1.   DEFINITIONS.  The definitions of certain of the capitalized terms used
          -----------
in this Lease are set forth in the Glossary of Defined Terms attached as Exhibit A.

     2.   PREMISES.  Subject to the provisions of this Lease, Landlord hereby
          --------
leases to Tenant, and Tenant hereby leases from Landlord, the premises described in the Summary of Basic Lease Information, Section "A", as outlined on the floor plan attached hereto as Exhibit B (the "Premises"). In connection with such
                                        --------
demise and subject to paragraph 21 herein, Landlord hereby grants to Tenant the nonexclusive right to use during the Term, all Common Areas designed for the use of all tenants in the Building, in common with all tenants in the Building and their invitees, for the purposes for which the Common Areas are designed and in accordance with all Legal Requirements. Landlord, however, has the sole discretion, subject to the requirements of Paragraph 21 hereof, to determine the manner in which the Common Areas are maintained and operated, and the use of the Common Areas shall be subject to the Building Rules and Regulations. Tenant acknowledges that Landlord has made no representation or warranty regarding the Building or Premises except as specifically stated in this Lease. By occupying the Premises, Tenant accepts the Premises as being suitable for Tenant's intended use of the Premises. Landlord represents that, to the best of its knowledge, upon occupancy, the Building will be in compliance with the Americans with Disabilities Act of 1990. Landlord further represents that, to the best of its knowledge, the Building is in compliance with all Legal Requirements. Landlord further represents and warrants that, to the best of its knowledge, the Complex and this Lease are in full compliance with all requirements under any Landlord's Mortgage as well as under all other documents, instruments, or agreements relating to the Complex or to which the Complex may be bound or encumbered.

     3.   TERM.  The provisions of this Lease shall be effective only as of the
          ----
date this Lease is executed by both Landlord and Tenant. The duration of the term of this Lease shall be for the period stated in the Summary of Basic Lease Information, Section "B," commencing on the Commencement Date set forth in paragraph 6.3 below, and expiring at 5:00 p.m. on the day stated in Section "B" of the Summary of Basic Lease Information, unless earlier terminated as provided herein (the "Term"). Tenant shall have the right to extend the Term of the
             ----
Lease as provided in the Lease Extension Addendum attached as Exhibit F.

        3.1    Tenant's Right to Terminate Lease.  Tenant shall have the right
               ---------------------------------
     to terminate this Lease if, and only if, Tenant fulfills all of the following conditions:

          (a) Tenant sends or delivers to Landlord a written notice signed by Tenant exercising this right to terminate, and Landlord receives the notice no earlier than 30 months after the Lease Commencement Date and no later than 31 months after the Lease Commencement Date.

          (b) No earlier than 42 months after the Lease Commencement Date and no later than 42 months and five calendar days after the Lease Commencement Date, (i) Tenant pays to Landlord, and Landlord receives from Tenant, the sum of $200,000, in the form of a cashier's check and (ii) Tenant vacates at least one-half of the Premises.

          (c) Tenant vacates the remainder of the Premises no earlier than 48 months after the Lease Commencement Date and no later than 48 months and five calendar days after the Lease Commencement Date.

          (d) When it vacates the Premises, Tenant is not in default of any provision of this Lease, including the payment of Rent.

          Upon the occurrence of the Commencement Date, the parties will execute and deliver a certificate in the form of Exhibit G attached hereto stating and acknowledging the specific dates described in the Section 3.1 above. Time is of the essence in the fulfillment of the foregoing conditions. If Tenant fails to fulfill any of the foregoing conditions, Tenant's right to terminate shall automatically and irrevocably cease. Except as set forth in this Section or as otherwise expressly provided in this Lease, Tenant shall have no right to terminate the Lease before the Lease Expiration Date.

     4.   USE.  Tenant shall occupy and use the Premises solely for lawful,
          ---
general business office purposes, for light manufacturing and assembling, and for purposes incidental to such uses, all in strict compliance with the Building Rules and Regulations from time to time in effect. Tenant shall, and Tenant agrees to cause its agents, servants, employees, invitees and licensees to observe and comply fully and faithfully with the Building Rules and Regulations attached hereto as Exhibit C, and incorporated herein by this reference, or such reasonable modifications, rules and regulations which may be hereafter adopted by Landlord for the care, protection, cleanliness and operation of the Premises and Complex. Any modifications to the Building Rules and

Regulations will only be effective against Tenant to the extent they do not materially adversely affect Tenant's use of the Premises, to the extent that they are applied to all tenants in the Building in a non-discriminatory manner, and to the extent that Tenant is given reasonable advance notice thereof. Tenant shall also comply with all Legal Requirements and other restrictions on use of the Premises as provided in this Lease, including, without limitation, paragraph 12 hereof. The Landlord represents that the Premises are properly zoned for the permitted uses set forth herein.

     5.   RENT.
          ----

          5.1  Base Rent.  In consideration of Landlord's leasing the Premises
               ---------
     to Tenant, Tenant shall pay to Landlord the base rent ("Base Rent") at the time(s) and in the manner stated in paragraph 5.6 below, as stated in Section "C" of the Summary of Basic Lease Information.

          5.2  No Other Adjustment of Base Rent.  The stipulation of Rentable
               --------------------------------
     Area set forth in paragraph 2 above and in the Summary of Basic Lease Information, shall be conclusive and binding on the parties. Notwithstanding the foregoing, the Base Rent set forth in paragraph 5.1 above and in the Summary of Basic Lease Information is a negotiated amount and there shall be no adjustment to the Base Rent or Additional Rent without the prior written consent of Landlord and Tenant. Tenant shall have no right to withhold, deduct or offset any amount of the monthly Base Rent, Additional Rent or any other sum due hereunder even if the actual rentable square footage or Rentable Area of the Premises is less than set forth in paragraph 2 hereof. The measurement of space shall be consistent throughout the Building.

          5.3  Additional Rent.  In addition to paying the Base Rent specified
               ---------------
     in paragraph 5.1 above, Tenant shall pay as additional rent the Tenant's Share (as defined in subparagraph 5.3.1(b) below) of the Operating Expenses (as defined in subparagraph 5.4 below) for each Fiscal Year, or portion thereof, that are in excess of the amount of Operating Expenses applicable to the Base Year (as defined in subparagraph 5.3.1(a) below). Said additional rent, together with other amounts of any kind (other than Base
     Rent) payable by Tenant to Landlord under the terms of this Lease, shall be collectively referred to in this Lease as "Additional Rent." Operating Expenses which are normally and reasonably allocable to more than one Fiscal Year shall be prorated and allocated over such period(s). All amounts due under this paragraph 5.3 as Additional Rent are payable for the same periods and in the same manner, time and place as the Base Rent as provided in paragraph 5.6 below. Without limitation on any other obligation of Tenant that may survive the expiration of the Lease Term, Tenant's obligations to pay the Additional Rent provided for in this paragraph 5.3 shall survive the expiration of the Lease Term.

          5.3.1  Additional Rent Definitions.  The following definitions apply
                 ---------------------------
     to this paragraph 5:

                 (a)   Base Year.  "Base Year" means the Fiscal Year commencing
                       ---------
          January 1 through December 31 of the year stated in Section "D" of the Summary of Basic Lease Information.

                 (b)   Tenant's Share.  "Tenant's Share" for Tenant's payment of
                       --------------
          Operating Expenses means the percentage stated in Section "D" of the Summary of Basic Lease Information.

          5.3.2  Calculation and Payment of Additional Rent.  Tenant's Share of
                 ------------------------------------------
     Operating Expenses for any Fiscal Year, or portion thereof, shall be calculated and paid as follows:

               (a)     Calculation of Excess.  If Tenant's Share of Operating
                       ---------------------
          Expenses for any Fiscal Year, commencing with the Fiscal Year immediately following the Base Year, exceeds Tenant's Share of the amount of Operating Expenses applicable to the Base Year (with Operating Expenses for the Base Year 1999 being annualized), Tenant shall pay as Additional Rent to Landlord an amount equal to that excess (the "Excess") in the manner stated in subparagraphs 5.3.2(b) and (c) below. Notwithstanding the foregoing, the Landlord acknowledges that the Building and Parking Facility may not be fully assessed for property taxes levied during the Base Year because of incomplete construction. Therefore, for purposes of calculating the Additional Rent, the Landlord will make an adjustment to the property taxes applicable to the Base Year at the time the Building and Parking Facility are fully assessed.

               (b)     Statement of Estimated Operating Expenses and Payment by
                       --------------------------------------------------------
          Tenant.  On or before the last day of the Fiscal Year in which the
          ------
          Lease Commencement Date occurs and for each Fiscal Year thereafter, Landlord shall endeavor to deliver to Tenant an estimate statement (the "Estimate Statement") of Additional Rent to be due by Tenant for the forthcoming Fiscal Year. The Estimate Statement will be based on good faith estimates, reasonably determined, and will set forth in reasonable detail the calculation of estimated expenses and Additional Rent. Thereafter, unless Landlord delivers to Tenant a revision of the Estimate Statement, Tenant shall pay to Landlord monthly, coincident with Tenant's payment of Base Rent, an amount equal to the estimated Additional Rent set forth on the Estimate Statement for such Fiscal Year divided by twelve (12) months. On no more than two occasions during any Fiscal Year, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant for that Fiscal Year and deliver a copy of the revised Estimate Statement to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the revised Estimate Statement so that, by the end of any Fiscal Year, Tenant shall have paid all of the Additional Rent as estimated by Landlord on the revised Estimate Statement. Landlord's failure to furnish the Estimate Statement for any Fiscal Year in a timely manner shall not preclude Landlord from enforcing its rights to collect any Additional Rent.

               (c)     Statement of Actual Operating Expenses and Payment by
                       -----------------------------------------------------
          Tenant. Landlord shall provide to Tenant a budget of anticipated
          ------
          Operating Expenses for the current year by March 31 each year. Landlord shall endeavor to give to Tenant as soon as available following the end of each Fiscal Year, but in no event later than June 30, a statement (the "Statement of Actual Operating Expenses") stating the Operating Expenses incurred or accrued for that preceding Fiscal Year and indicating the amount, if any, of any Excess due to Landlord or overpayment by Tenant. Landlord's Statement of Actual Operating Expenses will show in reasonable detail the amount and computation of Operating Expenses for the applicable Fiscal Year, a statement as to any Operating Expense which is not final and the amount of Tenant's obligations hereunder and application of Tenant's estimated payments. Except for Operating Expense items identified by Landlord as not being final or adjustments to Operating Expense items not reasonably foreseeable by Landlord, no adjustment will be made by Landlord to the Statement of Actual Operating Expenses for any Fiscal Year subsequent to June 30 following the end of the Fiscal Year to which the Statement of Actual Operating Expenses relates. On receipt of the Statement of Actual Operating Expenses for each Fiscal Year for which an Excess exists, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess, less the estimated amounts (if any) paid during the Fiscal Year pursuant to an Estimate Statement (as defined in subparagraph 5.3.2(b) above). In the event there is an overpayment of Additional Rent set forth on a Statement of Actual Operating Expenses for any Fiscal Year, the amount of overpayment shall be credited against payments of Additional Rent as they become due. If it is determined that there is an overpayment of Additional Rent by Tenant for the Fiscal year in which the Lease Term expires, such overpayment shall be promptly refunded to Tenant within 60 days following expiration of the Term. Landlord's failure to furnish the Statement of Actual Operating Expenses for any Fiscal Year in a timely manner shall not prejudice Landlord from enforcing its rights hereunder. Even if the Lease Term is expired and Tenant has vacated the Premises, if an Excess exists when final determination is made of Tenant's Share of the Operating Expenses for the Fiscal Year in which the Lease terminates, Tenant shall immediately pay to Landlord the amount calculated under this subparagraph (c) within 15 days of receipt of the Statement of Actual Operating Expenses for such Fiscal Year. Provisions of this subparagraph (c) shall survive the expiration or earlier termination of the Lease Term.

          5.4  Operating Expenses shall mean all costs and expenses which
               ------------------
     Landlord pays or accrues by virtue of the management, maintenance, service or operation of the Land and all improvements thereon, including, without limitation, the Building and Parking Facility, during a particular Fiscal Year or portion thereof as determined by Landlord or its accountant in accordance with generally accepted accounting principles (which shall be consistently applied), subject to the exclusions contained in Section 5.4.2(a) below. The parties acknowledge and intend that the Lease of the Premises to the Tenant be a full-service Lease. The present Estimate Statement of Operating Expenses for the 1999 Fiscal Year has been delivered to Tenant. The Operating Expenses shall be net and for that purpose shall be deemed reduced by the amount of any insurance reimbursement, other reimbursement, recoupment, payment, discount, credit, reduction, allowance, or the like received or receivable by Landlord in connection with such Operating Expenses.

          5.4.1  Examples.  "Operating Expenses" shall include, but shall not be
                 --------
     limited to, the following to the extent they relate to the Complex or are chargeable to the Complex in connection with the operation and maintenance of the Cottonwood Corporate Center generally:

                 (a)  all Impositions;

                 (b) all insurance premiums charged for policies obtained by Landlord for the Land, Building and Parking Facility, which may include without limitation, at Landlord's election, (i) fire and extended coverage insurance, including earthquake, windstorm, hail, explosion, riot, strike, civil commotion, aircraft, vehicle and smoke insurance, (ii) public liability and property damage insurance,
          (iii) elevator insurance, (iv) workers' compensation insurance for the employees covered by clause (h), (v) boiler, machinery, sprinkler, water damage, and legal liability insurance, (vi) rental loss insurance, and (vii) such other insurance as Landlord may elect to obtain;

               (c) all deductible amounts incurred in any Fiscal Year relating to an insurable loss;

               (d) all maintenance, repair, replacement, restoration and painting costs, including, without limitation, the cost of operating, managing, maintaining and repairing the following systems: utility, mechanical, sanitary, drainage, escalator and elevator;

               (e) environmental compliance costs up to $2,500 per year, and all janitorial, snow removal, custodial, cleaning, washing, landscaping, landscape maintenance, access systems, trash removal, and pest control costs;

               (f)  all security costs;

               (g) all electrical, energy monitoring, water, water treatment, gas, sewer, telephone and other utility and utility-related charges;

               (h) all wages, salaries, employee benefits, payroll taxes, Social Security and insurance and other, similar salary charges payable to all employees of Landlord or its affiliates, up to and including the regional manager for performing services rendered in connection with the repair, maintenance and operation of the Complex (or an equitable pro rata portion of such expenses, if such employees are engaged in the management, maintenance or operations of other buildings) in connection with the Complex;

               (i) all costs of leasing or purchasing supplies, tools, equipment and materials in connection with the normal operation and maintenance of the Complex;

               (j) all fees and assessments of the Cottonwood Corporate Center park applicable to the Complex;

               (k)  the cost of licenses, certificates, permits and inspections;

               (l) the cost of contesting the validity or applicability of any governmental enactments that may affect the Operating Expenses;

               (m) the cost of Parking Facility maintenance and repair, including, without limitation, resurfacing, repainting, restriping and cleaning;

               (n) all fees and other charges paid under all maintenance and service agreements, including but not limited to window cleaning, elevator and HVAC maintenance;

               (o) All reasonable and customary fees, charges, management fees (or amounts in lieu of such fees) up to a maximum of three percent (3%) of gross rentals at the Complex, consulting fees, legal fees (but excluding legal fees associated with dealings with individual tenants) and accounting fees of all persons engaged by Landlord, together with all other associated costs or other charges reasonably incurred by Landlord in connection with the management office and the operation, management, maintenance and repair of the Complex;

               (p) all costs of monitoring services, including, without limitation, any monitoring or control devices used by Landlord in regulating the Parking Facility;

               (q) amortization of the cost of acquiring, financing and installing capital items which are intended to reduce (or avoid increases in) operating expenses. Such costs shall be amortized over the reasonable life of the items in accordance with generally accepted accounting principles, but not beyond the reasonable life of the Building; and

               (r) such other expenses and costs reasonably necessary to be incurred for the purpose of operating and maintaining the Complex in a condition substantially similar to its condition as on the Commencement Date of this Lease, reasonable wear and tear excepted; and

                 (s) any such reasonable expenses and reasonable costs resulting from a substitution of work, labor, material or services in lieu of any of the above itemizations, or for any such additional work, labor services or material resulting from compliance with any governmental laws, rules, regulations or orders applicable to the Complex or any parts thereof which shall, at the time of any such substitution and/or addition, be considered operating expenses in accordance with generally accepted accounting principles as applied to real estate.

          5.4.2  Adjustments.  Operating Expenses shall be adjusted as follows:
                 -----------

                 (a)    Exclusions.  "Operating Expenses" shall not include (i)
                        ----------
          expenditures classified as capital expenditures for federal income tax purposes except as set forth in clause 5.4.1(q), (ii) costs for which Landlord is entitled to specific reimbursement by Tenant, by any other tenant of the Building or by any other third party, (iii) allowances specified in the Work Letter for expenses incurred by Landlord for improvements to the Premises, (iv) leasing commissions and all noncash expenses (including amortization and depreciation), except for the amortized costs specified in clause 5.4.1(q), (v) land or ground rent, if applicable, and (vi) the excess cost of any work or service performed for or facilities furnished to any tenant of the Building to a substantially greater extent or in a manner materially more favorable to such tenant than that performed for or furnished to Tenant hereunder; (vii) sums which constitute insured repairs or other work necessitated by fire or other casualty; (viii) sums incurred for the alteration or renovation of vacant or vacated space in the Building; (ix) expenditures paid to a related corporation, entity or persons which are in excess of the amount which would be paid in the absence of such relationship; (x) expenditures resulting from the relocation or moving of tenants in the Building to another location within the Building; (xi) any income, franchise or corporate tax, any leasehold taxes on other tenants' personal property, sales, capital levy, capital stock, excess profits, transfer, revenue, or any other tax, assessment or charge upon or measured by rent payable to Landlord; (xii) overhead and administrative costs of Landlord not directly incurred in the operation and maintenance of the Complex; provided, however, that expenses which benefit the Complex and which are allocated on part to the Complex (such as the cost of blanket insurance, and expenses of a regional manager) are not excludable under this paragraph 5.4.2(a); (xiii) interest, amortization or other costs, including legal fees, associated with any loan or refinancing;
          (xiv) expenses incurred for any necessary replacement of any item to the extent that it is paid under warranty; (xv) the cost of any item or service which Tenant separately reimburses Landlord or pays to third parties; (xvi) the cost of correcting defects in the construction of the Tenant Improvements; provided however, that repairs resulting from ordinary wear and tear shall not be deemed to be defects; (xvii) all expenses directly resulting from the negligence or willful misconduct of the Landlord, its agents, servants or other employees; (xviii) all costs associated with ensuring that the Complex operating and management systems and computer controlled facility components have been designed or upgraded to accurately process data/time data from, into and between the twentieth (20/th/) and twenty-first (21/st/) centuries and the years 1999, 200, and all leap years; (xix) any item specified in this Lease to be at Landlord's expense, unless also specifically stated to be reimbursable as a component of Operating Expenses; (xx) advertising and promotional expenses; (xxi) all bad debt loss, rent loss, or reserve for bad debt or rent loss; (xxii) rentals, if any, incurred in leasing items to the extent that the leasing of such items is commercially unreasonable and the cost of the purchase of that item would not be included as a permitted capital expenditure hereunder; (xxiii) the cost of correcting any applicable building or fire code violation(s) (other than violations resulting from acts of Tenant; and (xxiv) any item excluded from Operating Expenses pursuant to paragraph 5.4.1. Operating Expenses shall not exceed the reasonable, customary and ordinary cost for such items.

                 (b)    Gross-Up Adjustments.  If the occupancy of the Building
                        --------------------
          during any part of any Fiscal Year (including the Base Year) is less than ninety-five percent (95%), Landlord shall make an appropriate adjustment of the Operating Expenses that vary according to occupancy for that Fiscal Year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Operating Expenses that would have been incurred had the Building been ninety-five percent (95%) occupied. This amount shall be considered to have been the amount of Operating Expenses for that Fiscal Year.

          5.4.3  Landlord's Books and Records.  If Tenant disputes the amount of
                 ----------------------------
     the Additional Rent due hereunder, Tenant may designate, within one hundred twenty (120) days after receipt of the Statement of Actual Operating Expenses, an independent certified public accountant or qualified third-party management company to inspect Landlord's records. Tenant is not entitled to request that inspection, however, if Tenant is then in default under this Lease. The accountant must be a member of a nationally recognized accounting firm and must not charge a fee based on the amount of Additional Rent that the accountant is able to save Tenant by the inspection. Any inspection must be conducted in Landlord's offices at a reasonable time or times. If, after such an inspection, Tenant still disputes the Additional Rent, Landlord and Tenant shall each designate an independent certified public accountant, which shall in turn jointly select a third independent certified public accountant (the "Third CPA"). A certification of the proper amount shall be made, at Tenant's sole expense, by the Third CPA. That certification shall be final and conclusive. If as a result of such audit and certification, it is determined that Tenant was overcharged by more than five percent (5%) during any period covered by such audit and certification, then Landlord will pay the costs and expenses of such audit. Any deficiency or overpayment disclosed by such audit shall be promptly paid or refunded, as the case may be.

          5.5  Parking Charge.  Tenant shall throughout the Term, lease from
               --------------
     Landlord the number of unassigned and assigned automobile parking spaces, at such prices per month, as stated in Section "F" of the Summary of Basic Lease Information. Such monthly parking charges shall be considered Additional Rent and shall be due and payable without notice or demand, on or before the first day of each calendar month. Landlord shall have the right from time to time during the Extension Renewal Term (if applicable), to increase the monthly parking charges for assigned parking spaces to the then prevailing market rate. From time to time during the Extension Renewal Term, the Landlord shall also have the right to increase the monthly parking charges for unassigned parking spaces to the prevailing market rate. Landlord shall also have the right to establish such reasonable rules and regulations as may be deemed desirable, at Landlord's reasonable discretion, for the proper and efficient operation and maintenance of said Parking Facility; provided, however, that such rules and regulations will only be effective against Tenant to the extent they do not materially adversely affect this Lease, to the extent that they are applied to all tenants in the Building in a non-discriminatory manner, and to the extent that Tenant is given reasonable advance notice thereof. Such rules and regulations may include, without limitation, (i) subject to the provisions of this paragraph, the establishment of charges for parking therein, and (ii) the use of parking gates, cards, permits and other control devices to regulate the use of the parking areas. The rights of Tenant and its employees, customers, service suppliers and invitees to use the Parking Facility shall, to the extent such rules and regulations are not inconsistent with the other terms of this Lease, at all times be subject to (a) Landlord's right to establish reasonable rules and regulations applicable to such use and to exclude any person therefrom who is not authorized to use the same or who violates such rules and regulations; (b) the rights of Landlord and other tenants in the Building to use the same in common with Tenant; (c) other than with respect to Tenant's assigned parking spaces, the availability of parking spaces in said Parking Facility; and (d) Landlord's right to change the configuration of the parking areas and any unassigned parking spaces as shall be determined at Landlord's reasonable discretion. Tenant agrees to limit its use of the Parking Facility to the number and type of parking spaces specified in this paragraph above. Notwithstanding the foregoing, nothing contained herein shall be deemed to impose liability upon Landlord for personal injury or theft, for damage to any motor vehicle, or for loss of property from within any motor vehicle, which is suffered by Tenant or any of its employees, customers, service suppliers or other invitees in connection with their use of the Parking Facility. Tenant understands and agrees that, while the Parking Facility will be open to Tenant on a 24-hour basis, other than spaces that are assigned for Tenant and other tenants, all parking spaces in the parking area may be leased to members of the general public between the hours of 6:30 p.m. through 7:00 a.m. Monday through Saturday morning, after 1:30 p.m. on Saturday, and all day on Sunday.

          5.6  Payment of Rent.  Except as otherwise expressly provided in this
               ---------------
     Lease, all Base Rent and Additional Rent shall be due in advance monthly installments on the first day of each calendar month during the Term. Rent shall be paid to Landlord at its address recited in Section 27.7, or to such other person or at such other address in the United States as Landlord may from time to time designate in writing. Rent shall be paid without notice, demand, abatement, deduction or offset in legal tender of the United States of America. The Base Rent for the first full calendar month of the Lease Term shall be paid on the Commencement Date of the Lease. In addition, if the Term commences or ends on other than the first or the last day of a calendar month, the Base Rent for the partial month shall be prorated on the basis of the number of days during the applicable month.
     If the Lease Term commences or ends on other than the first or the last day of a Fiscal Year, the Additional Rent for the partial Fiscal Year calculated as provided in paragraph 5.3 above shall be prorated on the basis of the number of days during the applicable Fiscal Year. All payments received by Landlord from Tenant shall be applied to the oldest payment obligation owed by Tenant to Landlord. No designation by Tenant, either in a separate or on a check or money order, shall modify this clause or have any force or effect. The Rent to be paid by Tenant or any Transferee hereunder shall not be based, in whole or in part, on the income or profits derived from the lease, use or occupancy of the Premises. In the event Landlord's Mortgagee succeeds to the Landlord's interests under this Lease and determines that all or any portion of the Rent payable hereunder is or may be deemed to be unrelated business income within the meaning of the United States

     Internal Revenue Code or regulations issued thereunder, Landlord's Mortgagee may elect unilaterally to amend the calculation of Rent such that none of the Rent payable under this Lease will constitute unrelated business income; provided, however, that any such amendment shall not increase Tenant's payment obligations or other liabilities, or reduce the obligations of Landlord, under this Lease.

          5.7  Delinquent Payments and Handling Charge.  All Rent and other
               ---------------------------------------
     payments required of Tenant hereunder shall bear interest from the date due until the date paid at the rate of interest specified in Section 27.13.
     Any amount payable by Landlord to Tenant shall bear interest from the date due until paid at the rate of interest specified in Section 27.13. In addition, Tenant shall pay to Landlord a late charge of two and one-half percent (2.5%) of the delinquent payment if (a) any Base Rent, Additional Rent or other payments required of Tenant hereunder are not received by Landlord within 5 days of when due; or (b) any Base Rent, Additional rent or other payments required of Tenant hereunder are not received by Landlord when due on more than three (3) occasions in any Lease Year to reimburse Landlord for its costs and inconvenience incurred as a consequence of Tenant's delinquency (other than interest, attorneys' fees and costs). The parties agree that this late charge represents a reasonable estimate of the expenses that Landlord will incur because of any late payment (other than interest, attorneys' fees and costs). Landlord's acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the rights and remedies available to Landlord under this Lease. Tenant shall pay the late charge as Additional Rent with the next installment of Additional Rent. In no event, however, shall the charges permitted under this Section
     5.7 or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum rate of interest allowable under applicable law. If any two noncash payments made by Tenant are not paid by the bank or other institution on which they are drawn, Landlord shall have the right, exercised by notice to Tenant, to require that Tenant make all future payments by certified funds or cashier's check.

          5.8  Letter of Credit / Security Deposit.  In addition to the
               -----------------------------------
     foregoing, on or before the execution date of this Lease, Tenant shall provide Landlord an irrevocable letter of credit in the aggregate amount of $560,000 ("Letter of Credit") in a form and from a financial institution (the "Issuing Bank") satisfactory to Landlord, in its sole discretion, unconditionally payable to Landlord upon presentation as security for the faithful performance by Tenant under this Lease.

          The Letter of Credit shall be reduced to $420,000 upon receipt of the following financial information that has been certified by the Chief Financial Officer of Sonic Innovations:

               Cash Balance:            $1,000,000 minimum
               Current Ratio:           1.1 to 1 minimum
               Stockholders' Equity:    $3,000,000 minimum
               Net Income Before Taxes: $1,500,000 for the trailing three months

               ("Current Ratio", for purposes of this Section 5.8, shall mean current assets divided by current liabilities)

          The required amount of the Letter of Credit shall be further reduced to $280,000 upon receipt of the following financial information that has been certified by the Chief Financial Officer of Sonic Innovations:

               Cash Balance:            $2,000,000 minimum
               Current Ratio:           1.2 to 1 minimum
               Stockholders' Equity:    $5,000,000 minimum
               Net Income Before Taxes: $3,000,000 for the trailing three months

          The Letter of Credit requirement shall be replaced with a cash Security Deposit equal to one months rent upon receipt of the cash deposit and the following financial information that has been certified by the Chief Financial Officer of Sonic Innovations:

               Cash Balance:            $3,000,000 minimum
               Current Ratio:           1.25 to 1 minimum
               Stockholders' Equity:    $6,000,000 minimum
               Net Income Before Taxes: $12,000,000 for the trailing twelve months

                    OR

             Evidence of an initial public offering that raised a minimum of $20,000,000 in new stockholder's equity.

          At a minimum and without limiting the provisions of this Section 5.8 above, the Letter of Credit shall be valid for successive one year periods, automatically renewed on each anniversary date of the Letter of Credit during the Term of this Lease unless, thirty(30) days prior to any expiration date, Tenant and the Issuing Bank provide Landlord with written notice, in the manner provided in Section 27.7 of this Agreement, that the Letter of Credit will not be renewed for any reason. Notwithstanding the foregoing, in the event that (i) Landlord determines, in its sole discretion, that either (a) Tenant has failed to timely make any payment or perform any obligation under this Lease, or (b) there has occurred, or with the passage time there would be, a default by Tenant under the Lease Agreement; or (ii) the Landlord has not received satisfactory evidence that the Letter of Credit has been renewed at least thirty (30) days prior to any annual or other expiration date during the Term of this Lease, Landlord may, prior to, concurrently with, in addition to or subsequent to exercising any other right or remedy, draw upon the Letter of Credit for the payment of any obligation due under this Lease, or to compensate Landlord for any other expense, loss or damage which Landlord may incur by reason of Tenant's failure to fully perform its obligations hereunder. The Letter of Credit is not a limitation on Landlord's damages or other rights under this Lease, and shall not be applied by Tenant to the Rent for the last (or any) month of the Term. If this Lease is terminated due to any default of Tenant or if Landlord determines to draw upon the Letter of Credit as provided herein, the Landlord shall be authorized and entitled to draw and apply the proceeds of the Letter of Credit as partial or whole compensation, as the case may be, for the costs and expenses incurred by Landlord in connection with this Lease, and such action shall be in addition to any other damages or remedy to which Landlord is otherwise entitled. Without in any way limiting the foregoing, Landlord may draw on the Letter of Credit up to and including any expiration date, whether or not notice has been provided to Landlord that the Letter of Credit will not be renewed.

          5.9  Holding Over.  Any holding over by Tenant in the possession of
               ------------
     the Premises, or any portion thereof, after the expiration of the Term, with or without the consent of Landlord, shall require Tenant to pay one hundred fifty percent (150%) of the Base Rent and Additional Rent herein specified for the last month of the Term (prorated on a monthly basis), unless Landlord shall specify a lesser amount for Rent in its sole discretion. If Tenant holds over with Landlord's consent, such occupancy shall be deemed a month-to-month tenancy and such tenancy shall otherwise be on the terms and conditions herein specified in this Lease as far as applicable. Notwithstanding the foregoing provisions or the acceptance by Landlord of any payment by Tenant, any holding over without Landlord's consent shall constitute a default by Tenant and shall entitle Landlord to pursue all remedies provided in this Lease, or otherwise, and Tenant shall be liable for any and all direct or consequential damages or losses of Landlord resulting from Tenant's holding over without Landlord's consent.

     6.   CONSTRUCTION OF IMPROVEMENTS.
          ----------------------------

          6.1  General.  Subject to events of Force Majeure, Landlord and Tenant
               -------
     agree that Landlord shall construct, install, furnish, perform and supply the Tenant Improvements in accordance with the parties' respective payment and other obligations as specified in the Work Letter Agreement ("Work Letter Agreement") attached hereto as Exhibit D and incorporated herein by this reference. The Tenant Improvements shall meet or exceed the Building Standard Tenant Improvements as specified in the Work Letter Agreement

          6.2  Access by Tenant Prior to Commencement of Term.  Provided that
               ----------------------------------------------
     Tenant obtains and delivers to Landlord the certificates or policies of insurance called for in Section 17.1, Landlord, in its sole discretion, may permit Tenant and its employees, agents, contractors and suppliers to enter the Phase One Space before the Lease Commencement Date or to enter the Phase Two Space before the Phase Two Move-In Date (and such entry alone shall not constitute Tenant's taking possession of the Phase One or Phase Two Space for the purpose of Section 6.3(c) below), to perform certain work on such Phase One or Phase Two Space on behalf of Tenant not contrary to the provisions of the Work

Letter Agreement. Tenant and each other person or firm who or which enters the Premises before the Commencement Date shall conduct itself so as to not interfere with Landlord or other occupants of the Building. Landlord may withdraw any permission granted under this Section 6.2 upon twenty-four (24) hours' notice to Tenant if Landlord, in its reasonable discretion, determines that any such interference has been or may be caused. Any prior entry shall be under all of the terms of this Lease (other than the obligation to pay Base Rent and Additional Rent) and at Tenant's sole risk. Tenant hereby releases and agrees to indemnify Landlord and Landlord's contractors, agents, employees and representatives from and against any and all personal injury, death or property damage (including damage to any personal property which Tenant may bring into, or any work which Tenant may perform in, the Premises) which may occur in or about the Complex in connection with or as the result of said entry by Tenant or its employees, agents, contractors and suppliers unless caused by or resulting from the gross negligence or wilful misconduct of Landlord, its contractors, agents, employees, suppliers, or representatives or from a breach of this Lease by Landlord. Landlord and Tenant acknowledge that coordination and cooperation between Landlord and Tenant and their respective architects, engineers, contractors and consultants will be required in order to complete the Landlord's Work and the installation of Tenant's furniture, fixtures, and equipment. Landlord and Tenant agree to use good faith efforts to coordinate and cooperate to accomplish the completion of the Landlord's Work and the installation of Tenant's furniture, fixtures and equipment and otherwise ready the Premises for occupancy by Tenant on schedule.

     6.3  Commencement Date; Adjustments to Commencement Date.
          ---------------------------------------------------


          (a)  For purposes of this Lease, the "Commencement Date" shall mean
                                                -----------------
     the earliest to occur of the following events (the "Lease Commencement Events"): (a) the date of Substantial Completion of the Landlord's Work on the Phase One Space, or (b) the date on which Landlord would have substantially completed the Landlord's Work on the Phase One Space and tendered possession of the Phase One Space to Tenant but for Net Tenant Delay, as provided in the Work Letter Agreement, or (c) the date on which Tenant takes possession of the Premises or any portion thereof, including the Phase One Space. Subject to events of Force Majeure and the provisions of this paragraph 6.3, the Lease Commencement Date is scheduled to be as stated in Section "B" of the Summary of Basic Lease Information. Upon the occurrence of the Commencement Date, the parties will execute and deliver a certificate in the form of Exhibit G attached hereto stating and acknowledging the Commencement Date.

          (b) For purposes of this Lease, the "Phase II Move-In Date" shall mean the earliest to occur of the following events (the "Phase II Move-In Date Events"): (a) the date of Substantial Completion of the Landlord's Work on the Phase Two Space, or (b) the date on which the Landlord would have substantially completed the Landlord's Work on the Phase Two Space and tendered possession of that space to Tenant but for Net Tenant Delay, as provided in the Work Letter Agreement, or (c) the date on which Tenant takes possession of the Phase Two Space. Subject to events of Force Majeure and the provisions of this paragraph 6.3, the Phase II Move-In Date is scheduled to be September 1, 1999.

          (c) If by the scheduled Commencement Date or, as applicable, the Phase II Move-In Date there is not Substantial Completion of the applicable Tenant Improvements for any reason, and such failure to substantially complete renders the Phase One Space or Phase Two Space, as applicable, untenantable for their intended purpose, all as reasonably determined by Landlord, or Landlord is unable to tender possession of the applicable space to Tenant, then the Landlord may elect (in addition to all other remedies available to Landlord) to postpone the Commencement Date or the Phase II Move-In Date, as applicable, until the earliest to occur of the Lease Commencement Events or the Phase II Move-In Events, as applicable. Such postponement shall extend the scheduled expiration of the Term for a number of days equal to the postponement. Whether or not Landlord makes such an election and notwithstanding any provision in this Lease or any exhibit to the contrary, the potential postponement of the payment of Base Rent and Additional Rent shall be Tenant's sole and exclusive remedy for Landlord's delay in completing the Landlord's Work, the Tenant Improvements or tendering possession of the Premises to Tenant. The Landlord shall not be subject to any liability, including, without limitation, lost profits or incidental or consequential damages for any delay or inability to deliver possession of the Premises to the Tenant. Such a delay or failure shall not affect the validity of this Lease or the obligations of the Tenant hereunder, other than the postponement of the Lease Term.

     6.4  Removal of Certain Tenant Improvements and Restoration of the
          -------------------------------------------------------------
Premises to Its Original Condition. Within 30 days after the termination of this
----------------------------------
Lease, Tenant shall remove such portions of the Tenant Improvements as the Work Letter

Agreement specifies must be removed upon Lease termination, shall repair all damage caused by such removal, and shall restore to its original condition, reasonable wear and tear and insured casualty loss excepted, (A) the portions of the Premises affected by the removal and (B) such other portions of the Premises as the Work Letter Agreement specifies. All such removal, repair, and restoration shall be at Tenant's expense and shall be in accordance with the Work Letter Agreement.

7.   SERVICES TO BE FURNISHED BY LANDLORD.
     ------------------------------------

     7.1  General.  Subject to applicable Legal Requirements, governmental
          -------
standards for energy conservation, and Tenant's performance of its obligations hereunder, Landlord shall use all reasonable efforts to furnish the following services:

          (a) Subject to the charges provided in Section 7.4 below, HVAC to the Premises during Building Operating Hours, at such temperatures and in such amounts as are reasonably suitable and standard [thus excluding air conditioning or heating for electronic data processing or other specialized equipment or specialized (nonstandard) Tenant requirements];

          (b) hot and cold water at those points of supply common to all floors for lavatory and drinking purposes only;

          (c) janitorial service five (5) days per week; however Tenant shall provide any specialized janitorial service needed in the following areas: production/assembly, shell lab and shipping/receiving;

          (d) periodic window washing in and about the Building and the Premises, anticipated to be accomplished approximately every 3 or 4 months for outside windows and every 2 or 3 months for inside windows;

          (e) elevator service, if necessary, to provide access to and egress from the Premises twenty-four hours per day, seven days per week;

          (f) electric current twenty-four hours per day, seven days per week for normal office machines and other machines of low electrical consumption of not less than six (6) watts per square foot of Rentable Area of the Premises available for Tenant's use; and

          (g) replacement of fluorescent lamps in Building Standard light fixtures installed by Landlord and of incandescent bulbs or fluorescent lamps in all public rest rooms, stairwells and other Common Areas in the Building.

     If any of the services described above or elsewhere in this Lease are interrupted, Landlord shall use reasonable diligence to promptly restore the same; provided, however, if as a result of any interruption of services the Premises will be uninhabitable or unusable by Tenant for five (5) consecutive business days, then Base Rent and Additional Rent shall be abated to the extent to which such condition interferes with Tenant's use of the Premises commencing on the first day of such condition and continuing until such condition is corrected. However, unless resulting from Landlord's gross negligence or wilful misconduct, neither the interruption nor cessation of such services, nor the failure of Landlord to restore same, shall render Landlord liable for damages to person or property, or be construed as an eviction of Tenant, or work an abatement of Rent or relieve Tenant from fulfilling any of its other obligations hereunder. Other than in the case of a casualty, if such services are interrupted for more than sixty (60) consecutive days, Tenant may terminate this Lease upon written notice to Landlord.

     If not previously installed, Landlord may cause an electric and/or water meter(s) to be installed in the Premises of the Tenant in order to measure the amount of electricity and/or water consumed for any such use, and the cost of such meter(s) shall be paid promptly by Tenant.

     Certain security measures (both by electronic equipment and personnel) may be provided by Landlord in connection with the Building. However, Tenant hereby acknowledges that any such security is intended to be solely for the benefit of the Landlord and protecting its property, and while certain incidental benefits may accrue to the Tenant therefrom, any such security is not for the purpose of protecting either the property of Tenant or the safety of its employees, agents or invitees. By providing any such security, Landlord assumes no obligation to Tenant and shall have no liability arising therefrom.

     7.2  Keys and/or Access Cards. Landlord shall furnish Tenant, at Landlord's
          ------------------------
expense, with up to Two Hundred Fifty (250) keys and access cards, and at Tenant's expense with such additional keys and access cards as Tenant may request, to unlock or allow access to the Building and each corridor door entering the Premises. Tenant shall not install, or permit to be installed, any additional lock on any corridor door into or in the Premises or make, or permit to be made, any duplicates of keys or access cards to the Premises without Landlord's prior consent. Landlord shall be entitled at all times to possession of a duplicate of all keys and access cards to all doors to or inside of the Premises. Tenant shall designate in writing any rooms within the Premises to which Tenant will not allow Landlord access and Landlord shall only have access to such rooms (except in emergency situations) with the advance permission of Tenant. All keys and access cards referred to in this Section 7.2 shall remain the property of the Landlord. Upon the expiration or termination of the Term, Tenant shall surrender all such keys and access cards to Landlord and shall deliver to Landlord the combination to all locks on all safes, cabinets and vaults which will remain in the Premises. Landlord shall be entitled to install, operate and maintain a card reader and after-hours access card system, security systems and other control devices in or about the Premises and the Complex which regulate entry into the Building (or portions thereof) and monitor, by closed circuit television or otherwise, all persons leaving or entering the Complex, the Building and the Premises.

     7.3  Tenant Identity, Signs and Other Matters. Landlord shall disburse a
          ----------------------------------------
portion of the Tenant Improvement Allowance, as defined in the Work Letter Agreement attached as Exhibit D, to provide and install, in Building Standard graphics, letters or numerals identifying Tenant's name and suite number adjacent to Tenant's entry door at one location per floor of the Building occupied by Tenant. Tenant's name, as set forth on the first page of this Lease, or as otherwise provided by Tenant in writing upon execution of this Lease, shall also be placed in the Building Directory located on the main level of the Building. Any subsequent modification to the listing of Tenant's name in the Building Directory shall be at Tenant's cost. Without Landlord's prior written consent, no other signs, numerals, letters, graphics, symbols or marks identifying Tenant shall be placed on the exterior, or in the interior if they are visible from the exterior, of the Premises.

     Tenant shall not place or suffer to be placed on any exterior door, wall or window of the Premises, on any part of the inside of the Premises which is visible from outside of the Premises, or elsewhere on the Complex, any sign, decoration, notice, logo, picture, lettering, attachment, advertising matter or other thing of any kind, without first obtaining Landlord's prior written approval, which Landlord may, in its discretion, grant or withhold. Landlord may, at Tenant's cost, and without notice or liability to Tenant, enter the Premises and remove any item erected in violation of this Section. Landlord, as part of Building Rules and Regulations, may establish rules and regulations governing the size, type and design of all such items and Tenant shall abide by such rules and regulations subject to the provisions of this Lease applicable to Building Rules and Regulations.

     7.4  Charges. Tenant shall pay to Landlord monthly as billed, as Additional
          -------
Rent, such charges as may be separately metered or as Landlord may compute for
(a) any utility services utilized by Tenant for computers, data processing equipment or other electrical equipment in excess of that agreed to be furnished by Landlord pursuant to Section 7.1, (b) lighting installed in the Premises in excess of Building Standard lighting, (c) HVAC and other services in excess of that stated in Section 7.1(a) or provided at times other than Building Operating Hours, and (d) janitorial services required with respect to Above Standard Tenant Improvements within the Premises. If Tenant wishes to use HVAC or electrical services to the Premises during hours other than Building Operating Hours, Landlord shall supply such HVAC, electrical and utility services at an hourly cost to Tenant of $17.50 per Service Area (defined below), as adjusted from time to time by Landlord consistent with prevailing market charges for such use. A "Service Area", as used in this Lease, shall be defined as the separate portions of the Premises as outlined on Exhibit B hereto (Two Service Areas on Floor 1, Three Service Areas on Floor 5, and Two Service Areas on Floor 6). Tenant will not be required to pay the hourly cost for services set forth above for any Service Area unless said services are separately utilized by Tenant in the Service Area. Landlord may utilize a lighting and utility occupancy sensor in order to automatically determine and control use of HVAC, electrical and other utility services. Landlord may elect to estimate the charges to be paid by Tenant under this Section 7.4 and bill such charges to Tenant monthly in advance, in which event Tenant shall promptly pay the estimated charges. When the actual charges are determined by Landlord, an appropriate cash adjustment shall be made between Landlord and Tenant to account for any underpayment or overpayment by Tenant.

     7.5  Operating Hours. Subject to Building Rules and Regulations and such
          ---------------
security standards as Landlord may from time to time adopt, the Building shall be open to the public during the Building Operating Hours and the Premises shall be open to Tenant during hours other than Building Operating Hours.

     8.   REPAIR AND MAINTENANCE.
          ----------------------

          8.1  By Landlord. Landlord shall provide the services to the Premises
               -----------
     set forth in paragraph 7.1 above and shall maintain the Complex (excepting the Premises, but not Building systems therein (which Building systems Landlord shall maintain), and portions of the Building leased by persons not affiliated with Landlord) at all times in accordance with the standards of similar office buildings and developments in the Salt Lake suburban area, making such repairs and replacements as may be required to maintain the Building in such condition. This Section 8.1 shall not apply to damage resulting from a Taking (as to which Section 14 shall apply), or damage resulting from a casualty (as to which Section 15.1 shall apply), or to damage for which Tenant is otherwise responsible under this Lease. Tenant hereby waives and releases any right it may have to make repairs to the Premises or Building at Landlord's expense under any law, statute, ordinance, rules and regulations now or hereafter in effect in any jurisdiction in which the Building is located.

          8.2  By Tenant.  Tenant, at Tenant's sole cost, shall maintain the
               ---------
     nonstructural components of the Premises and every part of the Premises (including, without limitation, all floor, wall and ceiling coverings, doors and locks, furnishings, trade fixtures, signage, leasehold improvements, equipment and other personal property from time to time situated in or on the Premises but excluding Building systems therein) in good order, condition and repair, and in a clean, safe, operable, attractive and sanitary condition. Tenant will not commit or allow to remain any waste or damage to any portion of the Premises. Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Complex caused by Tenant or Tenant's agents, contractors or invitees. If Tenant fails to make such repairs or replacements, Landlord may, upon at least 5 days advance notice to Tenant, make the same at Tenant's cost. Such cost shall be payable to Landlord by Tenant on demand as Additional Rent. All contractors, workmen, artisans and other persons which or whom Tenant proposes to retain to perform work in the Premises (or the Complex, pursuant to the second sentence of this Section 8.2) pursuant to this Section 8.2 or Section 11 shall be approved by Landlord, in Landlord's reasonable discretion, prior to the commencement of any such work.

     9.   TAXES ON TENANT'S PROPERTY.  Tenant shall be liable for and shall pay,
          --------------------------
before they become delinquent, all taxes and assessments levied against any personal property placed by Tenant in the Premises (even if same becomes a fixture by operation of law or the property of Landlord by operation of this Lease), including any additional Impositions which may be assessed, levied, charged or imposed against Landlord or the Building by reason of non-Building Standard Items in the Premises. Tenant may withhold payments of any taxes and assessments described in this Section 9 so long as Tenant contests its obligation to pay in accordance with applicable law and the nonpayment thereof does not pose a threat of loss or seizure of the Building or any interest of Landlord therein.

     10.  TRANSFER BY TENANT.
          ------------------

          10.1  General.  Except as specifically provided in this Section 10.1
                -------
     below, Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise Transfer or hypothecate all or any part of the Premises or Tenant's leasehold estate hereunder, or permit the Premises to be occupied by anyone other than Tenant or sublet the Premises or any portion thereof without Landlord's prior written consent in Landlord's discretion (such consent not to be unreasonably withheld, conditioned or delayed), being obtained in each instance, subject to the terms and conditions contained in this paragraph. Notwithstanding the foregoing, but without waiving any other requirement for a Transfer as contained in this Section 10, Tenant shall have the right, without the prior consent of Landlord, to assign the Lease or sublet the whole or any part of the Premises to a corporation or entity (a "Related Entity") which:
     (i) is Tenant's parent organization, or (ii) is a wholly-owned subsidiary of Tenant or Tenant's parent organization, or (iii) is an organization of which Tenant or Tenant's parent owns in excess of fifty percent (50%) of the outstanding capital stock or has in excess of fifty percent (50%) ownership or control interest, or (iv) is the result of a consolidation, merger or reorganization with Tenant and/or Tenant's parent organization, or (v) is the Transferee of substantially all of Tenant's assets. Except as provided above, any attempted Transfer without Landlord's consent shall be void. If Tenant desires to effect a Transfer, it shall deliver to Landlord written notice thereof in advance of the date on which Tenant proposes to make the Transfer, together with all of the terms of the proposed Transfer and the identity of the proposed Transferee. Upon request by Landlord, such notice shall contain financial information concerning the proposed Transferee and other reasonable information regarding the transaction which Landlord may specify. Landlord shall have fifteen (15) days following receipt of the notice and information within which to notify Tenant in writing whether Landlord elects (a) to refuse to consent to the Transfer and to continue this Lease in full force, or (b) to consent to the proposed Transfer. If Landlord fails to notify Tenant of its election within said fifteen (15) day period,

     Landlord shall be deemed to have elected option (a). The consent by Landlord to a particular Transfer shall not be deemed a consent to any other Transfer. If a Transfer occurs without the prior written consent of Landlord as provided herein, Landlord may nevertheless collect rent from the Transferee and apply the net amount collected to the Rent payable hereunder, but such collection and application shall not constitute a waiver of the provisions hereof or a release of Tenant from the further performance of its obligations hereunder.

          10.2  Conditions.  The following conditions shall automatically apply
                ----------
     to each Transfer, without the necessity of same being stated or referred to in Landlord's written consent:

                (a) Tenant shall execute, have acknowledged and deliver to Landlord, and cause the Transferee to execute, have acknowledged and deliver to Landlord, an instrument in form and substance acceptable to Landlord in which (i) the Transferee adopts this Lease and agrees to perform, jointly and severally with Tenant, all of the obligations of Tenant hereunder, as to the space Transferred to it, including, without limitation, the prohibition against rent based on the income or profits derived from the Premises (any purported lease to the contrary being null and void), (ii) Tenant subordinates to Landlord's statutory lien and security interest any liens, security interests or other rights which Tenant may claim with respect to any property of the Transferee, (iii) Tenant agrees with Landlord that, if the rent or other consideration due by the Transferee exceeds the Rent for the transferred space, then Tenant shall pay Landlord as Additional Rent hereunder 75% of such excess Rent and other consideration, net of reasonable leasing commissions and tenant improvement costs directly required in connection with such Transfer actually paid by Tenant, immediately upon Tenant's receipt thereof, (iv) if the transferred space is less than the entire portion of the premises on a particular floor and unless direct access to the transferred space from a public corridor is already available, Tenant and the Transferee agree to provide to Landlord, at their expense, direct access from a public corridor in the Building to the transferred space, (v) the Transferee agrees to use and occupy the Transferred space solely for the purpose specified in Section 4 and otherwise in strict accordance with this Lease, and (vi) Tenant acknowledges that, notwithstanding the Transfer, Tenant remains directly and primarily liable for the performance of all the obligations of Tenant hereunder (including, without limitation, the obligation to pay all Rent), and Landlord shall be permitted to enforce this Lease against Tenant or the Transferee, or all of them, without prior demand upon or proceeding in any way against any other persons; and

                (b) Tenant shall deliver to Landlord a counterpart of all instruments relative to the Transfer executed by all parties to such transaction (except Landlord).

                (c) If Tenant requests Landlord to consent to a proposed Transfer, Tenant shall pay to Landlord, whether or not consent is given, Landlord's reasonable costs, including, without limitation, reasonable attorneys' fees, incurred in connection with such request.

          10.3  Liens.  Without in any way limiting the generality of the
                -----
     foregoing, Tenant shall not grant, place or suffer, or permit to be granted, placed or suffered, against the Complex or any portion thereof, any lien, security interest, pledge, conditional sale contract, claim, charge or encumbrance (whether constitutional, statutory, contractual or otherwise) and, if any of the aforesaid does arise or is asserted, Tenant will, promptly upon demand by Landlord and at Tenant's expense, cause the same to be released.

          10.4  Assignments in Bankruptcy.  If this Lease is assigned to any
                -------------------------
     person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. (S) 101 et seq. (the "Bankruptcy Code"), any and all monies or other
                    -- ---
     consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the Estate of Tenant within the meaning of the Bankruptcy Code.

     11.  ALTERATIONS.  Tenant shall not make (or permit to be made) any change,
          -----------
addition or improvement to the Premises (including, without limitation, the attachment of any fixture or equipment) unless such change, addition or improvement (a) equals or exceeds the Building Standard and utilizes only new and first-grade materials, (b) is in conformity with all Legal Requirements, and is made after obtaining any required permits and licenses, (c) is made with the prior written consent of Landlord not to be unreasonably withheld, conditioned or delayed, (d) is made pursuant to plans and specifications approved in writing in advance by Landlord, (e) is made after Tenant has provided to Landlord such reasonable indemnification and/or bonds requested by Landlord, including, without limitation, a performance and completion bond in such form and amount as may be satisfactory to Landlord to protect against claims and liens for labor performed and materials furnished, and to insure the completion of any change, addition or improvement, (f) is carried out by persons approved in writing by Landlord who, if required by Landlord, deliver to Landlord before commencement of their work proof of such insurance coverage as Landlord may require, with Landlord named as an additional insured, and (g) is done only at such time and in such manner as Landlord may reasonably specify. Notwithstanding the foregoing, changes, additions, and improvements which cost less than $10,000 and do not alter the exterior or any structural elements of the Complex shall not be subject to the requirements of subsections (c), (d),
(e), or (f) above; provided, however, that any such alterations shall not be made without Landlord's prior written consent to the Contractor selected to do the work. All such alterations, improvements and additions (including all articles attached to the floor, wall or ceiling of the Premises) shall become the property of Landlord and shall, at Landlord's election, be (i) surrendered with the Premises as part thereof at the termination or expiration of the Term, without any payment, reimbursement or compensation therefor, or (ii) removed by Tenant, at Tenant's expense, with all damage caused by such removal repaired by Tenant. Tenant may remove Tenant's trade fixtures, office supplies, movable office furniture and equipment not attached to the Building, provided such removal is made prior to the expiration of the Term, no uncured Event of Default has occurred and Tenant promptly repairs all damage caused by such removal. Tenant shall indemnify, defend and hold harmless Landlord from and against all liens, claims, damages, losses, liabilities and expenses, including attorneys' fees, which may arise out of, or be connected in any way with, any such change, addition or improvement. Within twenty (20) days following the imposition of any lien resulting from any such change, addition or improvement, Tenant shall cause such lien to be released of record by payment of money or posting of a proper bond.

     12.  PROHIBITED USES.
          ---------------

          12.1  General.  Tenant will not (a) use, occupy or permit the use or
                -------
     occupancy of the Complex or Premises for any purpose or in any manner which is or may be, directly or indirectly, violative of any Legal Requirement, or contrary to Building Rules and Regulations, or dangerous to life or property, or a public or private nuisance, or disrupt, obstruct or unreasonably annoy the owners or any other tenant of the Building or adjacent buildings, (b) keep or permit to be kept any substance in, or conduct or permit to be conducted any operation from, the Premises which might emit offensive odors or conditions into other portions of the Building, or make undue noise or create undue vibrations, (c) commit or permit to remain any waste to the Complex or Premises, (d) install or permit to remain any improvements to the Complex or Premises, window coverings or other items (other than window coverings which have first been approved by Landlord) which are visible from the outside of the Premises, or exceed the structural loads of floors or walls of the Building, or adversely affect the mechanical, plumbing or electrical systems of the Building, or affect the structural integrity of the Building in any way,
     (e) permit the occupancy of the Premises at any time during the Lease Term to exceed one person (including visitors) per two hundred (200) square feet Rentable Area of space in the Premises, or (f) commit or permit to be committed any action or circumstance in or about the Complex or Building which, directly or indirectly, would or might justify any insurance carrier in cancelling or increasing the premium on the fire and extended coverage insurance policy maintained by Landlord on the Complex or Building or contents, and if any increase results from any act of Tenant, then Tenant shall pay such increase promptly upon demand therefor by Landlord.

          12.2  Hazardous Materials.
                -------------------

               (a) Without limiting the foregoing, Tenant shall not cause or permit any Hazardous Material (defined below) to be brought upon, kept or used in or about the Premises or Complex by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant may use and store types and quantities of materials and substances which may be or contain Hazardous Materials, provided that the same are of the type and in the quantities customarily found or used in offices for use of similar businesses, including packaging materials, commercial cleaning fluids and photocopier fluids. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Materials on the Premises or Complex caused or permitted by Tenant results in contamination of the Premises or Complex, or if contamination of the Premises or Complex by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises or Complex, damages for the loss or restriction on use of rentable or usable space or any amenity of the Premises or Complex, damages arising from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord includes, without limitation, the obligation to reimburse Landlord for costs incurred in connection with any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision. Without limiting the foregoing, if the presence of any Hazardous Material in, on or about the Premises or Complex caused by or permitted by Tenant results in any contamination of the Premises or Complex, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises or Complex to the condition existing prior to the introduction of any Hazardous Material; provided, however, that Landlord's approval of such action shall first be obtained. "Hazardous Material" shall mean, in the broadest sense, any petroleum-based products, pesticides, paints, insolvents, polychlorinated, biphenyl, lead, cyanide, DDT, acids, ammonium compounds and other chemical products and any substance or material defined or designated as a hazardous or toxic, or other similar term, by any federal, state or local environmental statute, regulation or ordinance affecting the Premises or Complex presently in effect or that may be promulgated in the future, as such statutes, regulations and ordinances may be amended from time to time. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous materials on the Premises to the extent caused by, or resulting from the acts of, Tenant or Tenant's employees, directors, partners, shareholders, contractors, agents, invitees or representatives occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant.

                (b) Landlord represents and warrants that, to the best of its knowledge: (i) no part of the Premises or the Complex has ever been used as a sanitary landfill, waste dump site or for the treatment, storage or disposal of Hazardous Materials; and (ii) Landlord has not received any notice of any action or proceeding relating to any Hazardous Material or Release thereof on, under or at the Complex.

                (c) The within covenants shall survive the expiration or earlier termination of the lease term.

          12.3  Overstandard Tenant Use.  Tenant shall not, without Landlord's
                -----------------------
     prior written consent, use heat-generating machines, other than standard equipment or lighting, or machines other than normal fractional horsepower office or light manufacturing machines, in the Premises that may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished to the Premises by Landlord.

     13.  ACCESS BY LANDLORD.  Upon reasonable prior notice (except in case of
          ------------------
emergency or to perform janitorial services), Landlord, its employees, contractors, agents and representatives, shall have the right (and Landlord, for itself and such persons and firms, hereby reserves the right) to enter the Premises at all hours (a) to inspect, clean, maintain, repair, replace or alter the Premises or the Building (as otherwise permitted by this Lease), (b) to show the Premises to prospective purchasers (or, during the last twelve (12) months of the Term, to prospective tenants), (c) to determine whether Tenant is performing its obligations hereunder and, if it is not, upon 5 days prior written notice to Tenant, to perform same at Landlord's option and Tenant's expense, or (d) for any other reasonable purpose. In an emergency, Landlord (and such persons and firms) may use any means to open any door into or in the Premises without any liability therefor. Landlord shall use reasonable efforts to minimize interference with Tenant's use of the Premises. Entry into the Premises by Landlord or any other person or firm named in the first sentence of this Section 13 for any purpose permitted herein shall not constitute a trespass or an eviction (constructive or otherwise), or entitle Tenant to any abatement or reduction of Rent, or constitute grounds for any claim (and Tenant hereby waives any claim) for damages for any injury to or interference with Tenant's business, for loss of occupancy or quiet enjoyment, or for consequential damages.

     14.  CONDEMNATION.  If all of the Complex is Taken, or if so much of the
          ------------
Complex is Taken that, in Landlord's opinion, the remainder cannot be restored to an economically viable, quality office building, or if the awards payable to Landlord as a result of any Taking are, in Landlord's opinion, inadequate to restore the remainder to an economically viable, quality office building, Landlord may, at its election, exercisable by the giving of written notice to Tenant within sixty (60) days after the date of the Taking, terminate this Lease as of the date of the Taking or the date Tenant is deprived of possession of the Premises (whichever is later). Tenant may, at its election, exercisable by giving sixty (60) days' written notice to Landlord, terminate this Lease in the event a substantial (greater than 50%) portion of the Premises is taken rendering the Premises inadequate for its continued use and occupancy by Tenant. If this Lease is not terminated as a result of a Taking, Landlord shall restore the Premises remaining after the Taking to the condition prior to the Taking. During the period of restoration, Base Rent shall be abated to the extent the Premises are rendered untenantable and, after the period of restoration, Base Rent and Tenant's Share shall be reduced in the proportion that the area of the Premises Taken or otherwise rendered untenantable bears to the area of the Premises just prior to the Taking. If any portion of Base Rent is abated under this Section 14, either Tenant or Landlord may elect to extend the expiration date of the Term for the period of the abatement. All awards, proceeds, compensation or other payments from or with respect to any Taking of the Complex or any portion thereof shall belong to Landlord, and Tenant hereby assigns to Landlord all of its right, title, interest and claim to same. Whether or not this Lease is terminated as a consequence of a Taking, all damages or compensation awarded for a partial or total Taking, including any award for severance damage, shall be the sole and exclusive property of Landlord. Tenant may assert a claim for and recover from the condemning authority, but not from Landlord, such compensation as may be awarded on account of Tenant's moving and relocation expenses, and depreciation to and loss of Tenant's moveable personal property, trade fixtures, and diminution in the value of or deprivation of the leasehold estate under this Lease. Tenant shall have no claim against Landlord for the occurrence of any Taking, or for the termination of this Lease or a reduction in the Premises as a result of any Taking.

     15.  CASUALTY.
          --------

          15.1  General.  Tenant shall give prompt written notice to Landlord of
                -------
     any casualty to the Complex of which Tenant is aware and any casualty to the Premises. If (a) the Complex or the Premises are totally destroyed, or
     (b) if the Complex or the Premises are partially destroyed but in Landlord's opinion they cannot be restored to an economically viable, quality office building, or (c) if the insurance proceeds payable to Landlord as a result of any casualty are, in Landlord's opinion, inadequate to restore the portion remaining to an economically viable, quality office building, or (d) if the damage or destruction occurs within twelve (12) months of the expiration of the Term, or (e) Landlord's Mortgagee requires insurance proceeds be applied to pay or reduce indebtedness rather than repair the Premises, Landlord may, at its election exercisable by the giving of written notice to Tenant within forty-five (45) days after the casualty, terminate this Lease as of the date of the casualty or the date Tenant is deprived of possession of the Premises (whichever is later). If this Lease is not terminated by Landlord as a result of a casualty, Landlord shall (subject to Section 15.2) restore the Premises to the condition prior to the casualty. If restoration of the Premises to a Building Standard Condition is not completed, or estimated by Landlord or its agents to be completed, within a period of one hundred sixty (160) days, Tenant may elect to terminate this Lease by providing written notice to Landlord within thirty (30) days after expiration of the one hundred sixty (160) day period, or, as applicable, within thirty (30) days after receipt by Tenant of a written estimate from Landlord of a time in excess of one hundred sixty (160) days to complete the restoration. If Tenant does not elect to terminate within this 30-day period, Tenant shall be deemed to have waived the option to terminate. During the period of restoration, Base Rent and Additional Rent shall be abated to the extent the Premises are rendered untenantable and, after the period of restoration, Base Rent and Tenant's Share shall be reduced in the proportion that the area of the Premises remaining tenantable after the casualty bears to the area of the Premises just prior to the casualty. Except for abatement of Base Rent, if any, Tenant shall have no claim against Landlord for any loss suffered by reason of any such damage, destruction, repair or restoration, nor may Tenant terminate this Lease as the result of any statutory provision in effect on or after the date of this Lease pertaining to the damage and destruction of the Premises or the Building. Landlord shall not be required to repair any damage or to make any restoration or replacement of any furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property installed in the Premises by Tenant or at the direct or indirect expense of Tenant.

          15.2  Intentionally Left Blank.
                ------------------------

     16.  SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT.
          ---------------------------------------------

          16.1  General.  This Lease, Tenant's leasehold estate created hereby,
                -------
     and all of Tenant's rights, titles and interests hereunder and in and to the Premises are hereby made subject and subordinate to any Mortgage presently existing or hereafter placed upon all or any portion of the Complex, and to any and all renewals, extensions, modifications, consolidations and replacements of any Mortgage and all advances made or hereafter to be made on the security of any Mortgage. Notwithstanding the foregoing, Landlord and Landlord's Mortgagee may, at any time upon the giving of written notice to Tenant and without any compensation or consideration being payable to Tenant, make this Lease, and the aforesaid leasehold estate and rights, titles and interests, superior to any Mortgage. In order to confirm the subordination (or, at the election of Landlord or Landlord's Mortgagee, the superiority of this Lease), upon the written request by Landlord or by Landlord's Mortgagee to Tenant, and within ten (10) days of the date of such request, and without any compensation or consideration being payable to Tenant, Tenant shall execute, have acknowledged and deliver a recordable instrument substantially in the form of Exhibit H hereto. Without limiting the foregoing, upon request by Landlord's Mortgagee, the Landlord and Tenant shall execute such documents as Landlord's Mortgagee deems necessary to effect an amendment of this Lease; provided, however, any such amendment may not materially adversely affect any of Tenant's rights, privileges, and remedies provided for in this Lease, the amounts payable by Tenant under this Lease, Tenant's use, occupancy and quiet enjoyment of the Premises as set forth herein. Tenant's failure to execute and deliver such instrument(s) as required in this Section 16 shall constitute a default under this Lease.

          16.2  Attornment.  Upon the written request of any person or party
                ----------
     succeeding to the interest of Landlord under this Lease, Tenant shall automatically become the tenant of and attorn to such successor in interest without any change in any of the terms of this Lease. No successor in interest shall be (a) bound by any payment of Rent for more than one month in advance, except payments of security for the performance by Tenant of Tenant's obligations under this Lease, or (b) subject to any offset, defense or damages arising out of a default or any obligations of any preceding Landlord. Neither Landlord's Mortgagee nor its successor in interest shall be bound by any amendment of this Lease entered into after Tenant has been given written notice of the name and address of Landlord's Mortgagee and without the written consent of Landlord's Mortgagee or such successor in interest, not to be unreasonably withheld or delayed. Any transferee or successor-in-interest shall not be liable for any acts, omissions or defaults of Landlord that occurred before the sale or conveyance, or the return of any security deposit except for deposits actually paid to the successor or transferee. Tenant agrees to give written notice of any default by Landlord to the holder of any Mortgage. Tenant further agrees that, before it exercises any rights or remedies under the Lease, other than Rent abatement as expressly provided herein, the holder of any Mortgage or other successor-in-interest shall have the right, but not the obligation, to cure the default within the same time, if any, given to Landlord to cure the default, plus an additional thirty (30) days. The subordination, attornment and mortgagee protection clauses of this Section 16 shall be self-operative and no further instruments of subordination, attornment or mortgagee protection need be required by any Landlord's Mortgagee or successor in interest thereto. Nevertheless, upon the written request therefor and without any compensation or consideration being payable to Tenant, Tenant agrees to execute, have acknowledged and deliver such instruments substantially in the form of Exhibit H hereto to confirm the same.

     17.  INSURANCE.
          ---------

          17.1  General.  Tenant shall obtain and maintain throughout the Term
                -------
     the following policies of insurance:

               (a) commercial general liability insurance with a combined single limit for bodily injury and property damage of not less than One Million Dollars ($1,000,000) per occurrence, including, without limitation, contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in Section 18;

               (b) hazard insurance with special causes of loss, including theft coverage, insuring against fire, extended coverage risks, vandalism and malicious mischief, and including boiler and sprinkler leakage coverage, in an amount equal to the full replacement cost (without deduction for depreciation) of all furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property from time to time situated in or on the Premises;

               (c) workers' compensation insurance satisfying Tenant's obligations under the workers' compensation laws of the State of Utah; and

               (d) such other policy or policies of insurance as Landlord may reasonably require or as Landlord is then generally requiring from other tenants in the Building.

     Such minimum limits shall in no event limit the liability of Tenant under this Lease except as otherwise provided in Section 17.2. Such liability insurance shall name Landlord, and any other person specified from time to time by Landlord, as an additional insured; such property insurance shall name Landlord as a loss payee as Landlord's interests may appear; and both such liability and property insurance shall be with companies acceptable to Landlord, having a rating of not less than A:XII in the most recent issue of Best's Key Rating Guide, Property-Casualty. All liability policies
        ------------------------------------------
     maintained by Tenant shall contain a provision that Landlord and any other additional insured, although named as an insured, shall nevertheless be entitled to recover under such policies for any loss sustained by Landlord and Landlord's agents and employees as a result of the acts or omissions of Tenant. Tenant shall furnish Landlord with certificates of coverage. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Landlord by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry, and shall only be subject to such deductibles as may be approved in writing in advance by Landlord. Tenant shall, at least ten
     (10) days prior to the expiration of such policies, furnish Landlord with renewals of, or binders for, such policies. Landlord and Tenant waive all rights to recover against each other, against any other tenant or occupant of the Complex, and against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees or business visitors of each other, or of any other tenant or occupant of the Building, for any loss or damage arising from any cause covered by any insurance carried by the waiving party, to the extent that such loss or damage is actually covered. Tenant shall cause all other occupants of the Premises claiming by, through or under Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver contained in this Section and to obtain such waiver of subrogation rights endorsements. Any Landlord's Mortgagee may, at Landlord's option, be afforded coverage under any policy required to be secured by Tenant under this Lease by use of a mortgagee's endorsement to the policy concerned.

          17.2  Waiver of Subrogation.  Landlord and Tenant hereby waive all
                ---------------------
     claims, rights of recovery and causes of action that either party or any party claiming by, through or under such party may now or hereafter have by subrogation or otherwise against the other party or against any of the other party's officers, directors, shareholders, partners or employees for any loss or damage that may occur to the Complex, the Premises, Tenant's improvements or any of the contents of any of the foregoing by reason of fire or other casualty, or by reason of any other cause except gross negligence or willful misconduct (thus including simple negligence of the parties hereto or their officers, directors, shareholders, partners or employees), that could have been insured against under the terms of (a) in the case of Landlord, the fire and extended coverage insurance policies required to be obtained and maintained by Landlord under Section 17.3, and
     (b) in the case of Tenant, the fire and extended coverage insurance policies required to be obtained and maintained under Section 17.1; provided, however, that the waiver set forth in this Section 17.2 shall not
     apply to any deductibles of more than $       on insurance policies carried
     by Landlord. Landlord and Tenant shall cause an endorsement to be issued to their respective insurance policies recognizing this waiver of subrogation.

          17.3  Landlord's Insurance.  Landlord shall obtain and maintain
                --------------------
     throughout the Term the following policies of insurance:

                (a) All-risk property damage insurance on the Complex, all improvements thereto, and personal property owned by Landlord in the amount of the full replacement values thereof, as the values may exist from time to time; and

                (b) General liability insurance covering Landlord's operations and the Complex with combined single limits of not less than $1,000,000 per occurrence for bodily injury and property damage;

                (c)  Worker's compensation for all of Landlord's employees; and

                (d) All policies shall be issued by reasonable insurance companies authorized to do business in the state in which the Premises are located.

     18.  INDEMNITY.  Subject to paragraph 17.2 and 17.1, and except to the
          ---------
extent caused by the gross negligence, willful misconduct or breach of this Lease by Landlord, its employees, representatives or contractors, Tenant agrees to indemnify, defend and hold Landlord and its officers, directors, partners and employees entirely harmless from and against all liabilities, losses, demands, actions, expenses or claims, including reasonable attorneys' fees and court costs, and including consequential damages, for injury to or death of any person or for damages to any property or for violation of law arising out of or in any manner connected with (i) the use, occupancy or enjoyment of the Premises and Complex by Tenant or Tenant's agents, employees or contractors, or the clients and other invitees of Tenant, (ii) any work, activity or other thing allowed or suffered by Tenant or Tenant's agents, employees or contractors to be done in or about the Premises or Complex, other than Landlord's Work, (iii) any breach or default in the performance of any obligation of Tenant under this Lease, and
(iv) any negligent or otherwise tortious act or failure to act by Tenant or Tenant's agents, employees or contractors on or about the Premises or Complex.

     19.  THIRD PARTIES; ACTS OF FORCE MAJEURE; EXCULPATION.  Except to the
          -------------------------------------------------
extent caused by the gross negligence or willful misconduct of Landlord, its employees, representatives or contractors, Landlord shall have no liability to Tenant, or to Tenant's officers, directors, shareholders, partners, employees, agents, contractors or invitees, for bodily injury, death, property damage, business interruption, loss of profits, loss of trade secrets or other direct or consequential damages occasioned by (a) the acts or omissions of any other tenant or such other tenant's officers, directors, shareholders, partners, employees, agents, contractors or other invitees within the Complex, (b) Force Majeure, (c) vandalism, theft, burglary and other criminal acts (other than those committed by Landlord and its employees), (d) water leakage, or (e) the repair, replacement, maintenance, damage, destruction or relocation of the Premises. Except to the extent an injury, loss, damage or destruction was proximately caused by Landlord's gross negligence, fraud, willful act or violation of law, Tenant waives all claims against Landlord arising out of injury to or death of any person or loss of, injury or damage to, or destruction of any property of Tenant.

     20.  INTENTIONALLY LEFT BLANK.
          ------------------------

     21.  CONTROL OF COMMON AREAS.  Subject to the terms of the Lease, Landlord
          -----------------------
shall have the exclusive control over the Common Areas. Landlord may, from time to time, create different Common Areas, close or otherwise modify the Common Areas, and reasonably modify the Building Rules and Regulations with respect thereto; provided, however, that the use by Tenant of the Building and Premises for the purposes intended shall not be materially adversely impacted.

     22.  INTENTIONALLY LEFT BLANK.
          ------------------------

     23.  QUIET ENJOYMENT.  Provided Tenant has performed all its obligations
          ---------------
under this Lease, Tenant shall and may peaceably and quietly have, hold, occupy, use and enjoy the Premises during the Term subject to the provisions of this Lease. Landlord shall warrant and forever defend Tenant's right to occupancy of the Premises against the claims of any and all persons whosoever lawfully claiming the same or any part thereof, by, through or under Landlord, but not otherwise, subject to the provisions of this Lease.

     24.  DEFAULT BY TENANT.
          -----------------

          24.1  Events of Default.  Each of the following occurrences shall
                -----------------
     constitute an Event of Default (herein so called):

                (a) the failure of Tenant to pay Base Rent, Additional Rent or any other amount due under this Lease as and when due hereunder and the continuance of such failure for a period of five (5) days after written notice from Landlord to Tenant specifying the failure; provided, however, after Landlord has given Tenant written notice pursuant to this clause 24.1(a) on two separate occasions in any calendar year, Landlord shall not be required to give Tenant any further notice under this clause 24.1(a) in such calendar year; provided, however, that the obligation of Tenant to pay a late charge or interest pursuant to this Lease shall commence as of the due date of the Rent or other monetary obligation and not on the expiration of any grace period;

                (b) the failure of Tenant to perform, comply with or observe any other agreement, obligation or undertaking of Tenant, or any other term, condition or provision in this Lease, and the continuance of such failure for a period of thirty (30) days after written notice from Landlord to Tenant specifying the failure, or, if reasonably required, such longer period (not to exceed 120 days) so long as Tenant timely and diligently commences and continues to completion the required cure;

                (c) the involuntary transfer by Tenant of Tenant's interest in this Lease or other than specifically permitted pursuant to Section 10 hereof, the voluntary attempt to or actual transfer of its interest in this Lease, without Landlord's prior written consent;

                (d) the failure of Tenant to discharge any lien placed as a result of Tenant's action or inaction upon the Premises or Building as set forth hereunder;

                (e) the occurrence of a Net Tenant Delay, as defined in the Work Letter Agreement, of thirty (30) calendar days or more;

                (f) the filing of a petition by or against Tenant (the term "Tenant" also meaning, for the purpose of this clause 24.1(d), any guarantor of the named Tenant's obligations hereunder) (i) in any bankruptcy or other insolvency proceeding, (ii) seeking any relief under the Bankruptcy Code or any similar debtor relief law, (iii) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease, or
          (iv) to reorganize or modify Tenant's capital structure provided, however, that if such action is involuntary, then it shall not be an Event of Default unless Tenant acquiesces in such action or such action is not discharged within 60 calendar days of the filing thereof; and

                (g) the admission by Tenant in writing that it cannot meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors.

          24.2  Remedies of Landlord.  Upon any Event of Default, Landlord may,
                --------------------
     at Landlord's option in its sole discretion, and in addition to all other rights, remedies and recourses afforded Landlord hereunder or by law or equity, do any one or more of the following:

                (a) terminate this Lease by the giving of written notice to Tenant; reenter the Premises, with or without process of law; eject all parties in possession thereof; repossess and enjoy the Premises and all Tenant Improvements; and recover from Tenant all of the following: (i) all Rent and other amounts accrued hereunder to the date of termination, (ii) all amounts due under Section 24.3, and
          (iii) liquidated damages in an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the prime lending rate (or equivalent rate, however denominated) in effect on the date of termination at the largest national bank in the state where the Complex is located, minus
          (B) the then-present fair rental value of the Premises for such period, similarly discounted, plus any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which would be likely to result therefrom, including, without limitation, reasonable attorneys' fees, brokers' commissions or finder's fees;

                (b) terminate Tenant's right to possession of the Premises without terminating this Lease by the giving of written notice to Tenant, in which event Tenant shall pay to Landlord (i) all Rent and other amounts accrued hereunder to the date of termination of possession, (ii) all amounts due from time to time under Section 24.3, and (iii) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during said period. Reentry by Landlord in the Premises will not affect the obligations of Tenant hereunder for the unexpired Term. Landlord may bring action against Tenant to collect amounts due by Tenant on one or more occasions, without the necessity of Landlord's waiting until expiration of the Term. If Landlord elects to proceed under this
          Section 24.2(b), it may at any time elect to terminate this Lease pursuant to Section 24.2(a);

                (c) with reasonable prior notice to Tenant, alter any and all locks and other security devices at the Premises without being obligated to deliver new keys to the Premises, unless Tenant has cured all Events of Default before Landlord has terminated this Lease under
          Section 24.2(a) or has entered into a lease to relet all or a portion of the Premises;

                (d) if an Event of Default specified in Section 24.1(c) occurs, Landlord may remove and store any property that remains on the Premises and, if Tenant does not claim such property within thirty
          (30) days after Landlord has delivered to Tenant notice of such storage, Landlord may appropriate, sell, destroy or otherwise dispose of the property in question without notice to Tenant or any other person, and without any obligation to account for such property; and/or

                (e) no taking possession of the Premises by Landlord shall be construed as Landlord's acceptance of a surrender of the Premises by Tenant or an election of Landlord to terminate this Lease unless written notice of such intention is given to Tenant. Notwithstanding any leasing or subletting without termination of the Lease, Landlord may at any time thereafter elect to terminate the Lease for Tenant's previous breach.

          24.3  Payment by Tenant.  Upon any Event of Default, Tenant shall also
                -----------------
     pay to Landlord all costs and expenses incurred by Landlord, including court costs and reasonable attorneys' fees, in (a) retaking or otherwise obtaining possession of the Premises, (b) removing and storing Tenant's or any other occupant's property, (c) constructing the Tenant Improvements or otherwise incurred in connection with the Tenant Improvement Allowance Items as defined in the Work Letter Agreement; provided, however, that the amount recoverable by Landlord shall be limited to the unamortized portion of such costs determined on a straight-line basis, (d) repairing, restoring, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, (e) reletting all or any part of the Premises, (f) paying or performing the underlying obligation which Tenant failed to pay or perform, and (g) enforcing any of Landlord's rights, remedies or recourses arising as a consequence of the Event of Default.

          24.4  Reletting.  Upon termination of this Lease or upon termination
                ---------
     of Tenant's right to possession of the Premises, Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord in its reasonable discretion may determine (including a term different than the Term, rental concessions, and alterations to and improvements of the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due with respect to such reletting. If Landlord relets the Premises, rent Landlord receives from such reletting shall be applied to the payment of: first, any indebtedness from Tenant to Landlord other than Rent (if any); second, all costs, including for maintenance and alterations, incurred by Landlord in reletting; and third, Rent due and unpaid. In no event shall Tenant be entitled to the excess of any rent obtained by reletting over the Rent herein reserved.

          24.5  Landlord's Right to Pay or Perform.  Upon an Event of Default,
                ----------------------------------
     Landlord may, but without obligation to do so and without thereby waiving or curing such Event of Default, pay or perform the underlying obligation for the account of Tenant, and enter the Premises and expend the Security Deposit and any other sums for such purpose.

          24.6  No Waiver; No Implied Surrender.  Provisions of this Lease may
                -------------------------------
     only be waived by the party entitled to the benefit of the provision evidencing the waiver in writing. Thus, neither the acceptance of Rent by Landlord following an Event of Default (whether known to Landlord or not), nor any other custom or practice followed in connection with this Lease, shall constitute a waiver by Landlord of such Event of Default or any other Event of Default. Further, the failure by Landlord to complain of any action or inaction by Tenant, or to assert that any action or inaction by Tenant constitutes (or would constitute, with the giving of notice and the passage of time) an Event of Default, regardless of how long such failure continues, shall not extinguish, waive or in any way diminish the rights, remedies and recourses of Landlord with respect to such action or inaction. No waiver by Landlord of any provision of this Lease or of any breach by Tenant of any obligation of Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant of the same or any other provision hereof. Landlord's consent to any act by Tenant requiring Landlord's consent shall not be deemed to render unnecessary the obtaining of Landlord's consent to any subsequent act of Tenant. No act or omission by Landlord (other than Landlord's execution of a document acknowledging such surrender) or Landlord's agents, including the delivery of the keys to the Premises, shall constitute an acceptance of a surrender of the Premises.

     25.  DEFAULTS BY LANDLORD.  Landlord shall not be in default under this
          --------------------
Lease, and Tenant shall not be entitled to exercise any right, remedy or recourse against Landlord or otherwise as a consequence of any alleged default by Landlord under this Lease, unless Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after Tenant gives Landlord and (provided that Tenant shall have been given the name and address of Landlord's Mortgagee) Landlord's Mortgagee written notice thereof specifying, with reasonable particularity, the nature of Landlord's failure. If, however, the failure cannot reasonably be cured within the thirty (30) day period, Landlord shall not be in default hereunder if Landlord or Landlord's Mortgagee commences to cure the failure within the thirty
(30) days and thereafter pursues the curing of same diligently to completion.
If Tenant recovers a money judgment against Landlord for Landlord's default of its obligations hereunder or otherwise, the judgment shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be satisfied only out of the interest of Landlord in the Complex as the same may then be encumbered, and Landlord shall not otherwise be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Complex. The foregoing shall not limit any right that Tenant might have to obtain specific performance of Landlord's obligations hereunder.

     26.  RIGHT OF REENTRY.  Upon the expiration or termination of the Term for
          ----------------
whatever cause, or upon the exercise by Landlord of its right to reenter the Premises without terminating this Lease, Tenant shall immediately, quietly and peaceably surrender to Landlord possession of the Premises in "broom clean" and good order, condition and repair, except only for ordinary wear and tear, condemnation, damage by casualty not covered by Section 15.2 and repairs to be made by Landlord pursuant to Section 15.1. If Tenant is in default under this Lease, Landlord shall have a lien on such personal property, trade fixtures and other property as set forth in Section 38-3-1, et seq., of the Utah Code Ann.
                                               -- ---
(or any replacement provision). Landlord may require Tenant to remove any personal property, trade fixtures, other property, alterations, additions and improvements made to the Premises by Tenant without Landlord's prior written consent, and to restore the Premises to their condition on the date of this Lease. All personal property, trade fixtures and other property of Tenant not removed from the Premises on the abandonment of the Premises or on the expiration of the Term or sooner termination of this Lease for any cause shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to, and without any obligation to account to, Tenant or any other person. Tenant shall pay to Landlord all expenses incurred in connection with the disposition of such property in excess of any amount received by Landlord from such disposition. Tenant shall not be released from Tenant's obligations under this Lease in connection with surrender of the Premises until Landlord has inspected the Premises and delivered to Tenant a written release. While Tenant remains in possession of the Premises after such expiration, termination or exercise by Landlord of its reentry right, Tenant shall be deemed to be occupying the Premises as a tenant-at-sufferance, subject to all of the obligations of Tenant under this Lease, except that the daily Rent shall be one hundred fifty percent (150%) of the per-day Rent in effect immediately before such expiration, termination or exercise by Landlord. No such holding over shall extend the Term. If Tenant fails to surrender possession of the Premises in the condition herein required, Landlord may, at Tenant's expense, restore the Premises to such condition.

     27.  MISCELLANEOUS.
          -------------

          27.1  Independent Obligations; No Offset.  The obligations of Tenant
                ----------------------------------
     to pay Rent and to perform the other undertakings of Tenant hereunder constitute independent unconditional obligations to be performed at the times specified hereunder, regardless of any breach or default by Landlord hereunder. Tenant shall have no right, and Tenant hereby waives and relinquishes all rights which Tenant might otherwise have, to claim any nature of lien against the Complex or to withhold, deduct from or offset against any Rent or other sums to be paid to Landlord by Tenant.

          27.2  Time of Essence.  Time is of the essence with respect to each
                ---------------
     date or time specified in this Lease by which an event is to occur; provided, however, that if either Landlord or Tenant is delayed or hindered in or prevented from the performance of any act required under this Lease by reason of inability to procure materials, failure of power, acts of God, riots, insurrection, war or other reason of a like nature (other than labor disputes) not the fault of the party delayed in performing work or doing acts required under the terms of this Lease or other Force Majeure events, then performance of such act will be excused for the period of delay and the time for the performance of any such act will be extended for a period equivalent to the period of such delay. The provisions of this Section 27.2 will not operate to excuse Tenant from the prompt payment of Base Rent, Additional Rent or any other payments required by the terms of this Lease.

          27.3  Applicable Law.  This Lease shall be governed by, and construed
                --------------
     in accordance with, the laws of the State of Utah. All monetary and other obligations of Landlord and Tenant are performable in the county where the Complex is located.

          27.4  Assignment by Landlord.  Landlord shall have the right to assign
                ----------------------
     without notice or consent, in whole or in part, any or all of its rights, titles or interests in and to the Complex or this Lease and, upon any such assignment, Landlord shall be relieved of all unaccrued liabilities and obligations hereunder to the extent of the interest so assigned arising after the date of such transfer.

          27.5  Estoppel Certificates; Financial Statements.  From time to time
                -------------------------------------------
     at the request of Landlord or Landlord's Mortgagee, Tenant will within seven (7) calendar days, and without compensation or consideration execute, have acknowledged and deliver a certificate substantially in the form of Exhibit H hereto, setting forth the following: (a) a ratification of this Lease; (b) the Commencement Date, expiration date and other Lease information; (c) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (d) that all conditions under this Lease to be performed by Landlord have been satisfied or, in the alternative, those claimed by Tenant to be unsatisfied; (e) that no defenses or offsets exist against the enforcement of this Lease by Landlord or, in the alternative, those claimed by Tenant to exist; (f) whether within the knowledge of Tenant there are any existing breaches or defaults by Landlord hereunder and, if so, stating the defaults with reasonable particularity; (g) the amount of advance Rent, if any (or none if such is the case), paid by Tenant; (h) the date to which Rent has been paid; (i) the amount of the Security Deposit; and (j) such other information as Landlord or Landlord's Mortgagee may reasonably request. Landlord's Mortgagee and purchasers shall be entitled to rely on any estoppel certificate executed by Tenant. Tenant shall, within twenty
     (20) calendar days after Landlord's request, furnish to Landlord current financial statements for Tenant, prepared in accordance with generally accepted accounting principles consistently applied and certified by Tenant to be true and correct.

          27.6  Signs, Building Name and Building Address.  Landlord may, from
                -----------------------------------------
     time to time at its discretion, place any and all signs anywhere in the Complex. Notwithstanding the foregoing, Landlord shall not voluntarily change the street address of the Complex without Tenant's prior consent. Tenant shall not, without Landlord's prior written consent, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant from the Premises.

          27.7  Notices.  All notices and other communications given pursuant to
                -------
     this Lease shall be in writing and shall either be sent by overnight courier or mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, and addressed as set forth in Section "G" of the Basic Lease Information, or delivered in person to the intended addressee. Notice sent by overnight courier shall become effective one (1) business day after being sent. Notice mailed in the aforesaid manner shall become effective five (5) business days after deposit. Notice given in any other manner, and any notice given to Landlord, shall be effective only upon receipt by the intended addressee. Each party shall have the continuing right to change its address for notice hereunder by the giving of fifteen (15) days' prior written notice to the other party in accordance with this Section 27.7.

          27.8   Entire Agreement, Amendment and Binding Effect.  This Lease
                 ----------------------------------------------
     constitutes the entire agreement between Landlord and Tenant relating to the subject matter hereof, and all prior agreements relative hereto which are not contained herein are terminated. This Lease may be amended only by a written document duly executed by Landlord and Tenant (and, if a Mortgage is then in effect, by the Landlord's Mortgagee entitled to the benefits thereof), and any alleged amendment which is not so documented shall not be effective as to either party. The provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors and assigns; provided, however, that this Section 27.8 shall not negate, diminish or alter the restrictions on Transfers applicable to Tenant set forth elsewhere in this Lease.

          27.9   Severability.  This Lease is intended to be performed in
                 ------------
     accordance with and only to the extent permitted by all Legal Requirements. If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of the invalidity or unenforceability does not destroy the basis of the bargain between the parties as contained herein, the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

          27.10  Number and Gender, Captions and References.  As the context of
                 ------------------------------------------
     this Lease may require, pronouns shall include natural persons and legal entities of every kind and character, the singular number shall include the plural, and the neuter shall include the masculine and the feminine gender. Section headings in this Lease are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define any section hereof. Whenever the terms "hereof," "hereby," "herein," "hereunder" or words of similar import are used in this Lease, they shall be construed as referring to this Lease in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary. Any reference to a particular "Section" shall be construed as referring to the indicated section of this Lease.

          27.11  Attorneys' Fees.  In the event either party commences a legal
                 ---------------
     proceeding to enforce any of the terms of this Lease, the prevailing party in such action shall have the right to recover reasonable attorneys' fees and costs from the other party, to be fixed by the court in the same action. "Legal proceedings" includes appeals from a lower court judgment as well as proceedings in the Federal Bankruptcy Court ("Bankruptcy Court"), whether or not they are adversary proceedings or contested matters. The "prevailing party" (i) as used in the context of proceedings in the Bankruptcy Court means the prevailing party in an adversary proceeding or contested matter, or any other actions taken by the non-bankrupt party which are reasonably necessary to protect its rights under this Lease, and (ii) as used in the context of proceedings in any court other than the Bankruptcy Court means the party that prevails in obtaining a remedy or relief which most nearly reflects the remedy or relief which the party sought.

          27.12  Brokers.  Tenant and Landlord hereby warrant and represent unto
                 -------
     the other that it has not incurred or authorized any brokerage commission, finder's fees or similar payments in connection with this Lease, other than that which is due pursuant to a separate written agreement between the Landlord and Landlord's agents and subagents. Each party shall defend, indemnify and hold the other harmless from and against any claim for brokerage commission, finder's fees or similar payment arising by virtue of authorization of such party, or any Affiliate of such party, in connection with this Lease. Landlord shall be responsible for the payment of Greg Gunn.

          27.13  Interest on Tenant's Obligations.  Any amount due from Tenant
                 --------------------------------
     to Landlord which is not paid when due shall bear interest at the lesser of ten percent (10%) per annum or the maximum rate allowed by law from the date such payment is due until paid, but the payment of such interest shall not excuse or cure the default in payment.

          27.14  Authority.  Each person executing this Lease on behalf of
                 ---------
     Tenant personally warrants and represents that (a) Tenant is a duly organized and existing legal entity, in good standing in the State of Utah,
     (b) Tenant has full right and authority to execute, deliver and perform this Lease, (c) this Lease is binding upon and enforceable against Tenant in accordance with its terms, (d) the person executing and delivering this Lease on behalf of Tenant was duly authorized to do so, and (d) upon request of Landlord, such person will deliver to Landlord satisfactory evidence of his or her authority to execute this Lease on behalf of Tenant. Each person executing this Lease on behalf of Landlord personally warrants and represents that (a) Landlord is a duly organized and existing legal entity, in good standing in the State of Utah, (b) Landlord has full right and authority to execute, deliver and perform this Lease, (c) this Lease is binding upon and enforceable against Landlord in accordance with its terms, (d) the person executing and delivering this Lease on behalf of Landlord was duly authorized to do so, and (d) upon request of Tenant, such person will deliver to Tenant satisfactory evidence of his or her authority to execute this Lease on behalf of Landlord.

          27.15  Recording.  Neither this Lease (including any Exhibit hereto)
                 ---------
     nor any memorandum hereof shall be recorded without the prior written consent of Landlord (such consent not to be unreasonably withheld).

          27.16  Exhibits.  All Exhibits and written addenda hereto are
                 --------
     incorporated herein for any and all purposes.

          27.17  Multiple Counterparts.  This Lease may be executed in two or
                 ---------------------
     more counterparts, each of which shall be an original, but all of which shall constitute but one instrument.

          27.18  Survival of Indemnities.  The indemnity obligations of Tenant
                 -----------------------
     and (if any) of Landlord contained in this Lease shall survive the expiration or earlier termination of this Lease to and until the last to occur of (a) the last day permitted by law for the bringing of any claim or action with respect to which indemnification may be claimed, or (b) the date on which any claim or action for which indemnification may be claimed under such provision is fully and finally resolved and any compromise thereof or judgment or award thereon is paid in full. Payment shall not be a condition precedent to recovery upon any indemnification provision contained herein.

          27.19  Miscellaneous.  Any guaranty delivered in connection with this
                 -------------
     Lease is an integral part of this Lease and constitutes consideration given to Landlord to enter into this Lease. No amendment to this Lease shall be binding on Landlord or Tenant unless reduced to writing and signed by both parties. Each provision to be performed by Tenant shall be construed to be both a covenant and a condition. Venue on any action arising out of this Lease shall be proper only in the District Court of Salt Lake County, State of Utah. Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Lease or the use and occupancy of the Premises. The submission of this Lease to Tenant is not an offer to lease the Premises or an agreement by Landlord to reserve the Premises for Tenant. Landlord shall not be bound to Tenant until Tenant has duly executed and delivered duplicate original copies of this Lease to Landlord and Landlord has duly executed and delivered one of those duplicate original copies to Tenant.

          27.20  Smoking Shelter.  Landlord shall provide a smoking shelter at
                 ---------------
     the location shown on Exhibit B-1 attached hereto. Landlord shall have the right to relocate the smoking shelter without Tenant's consent.

          27.21  Security Guard.  Tenant shall have the right, with Landlord's
                 --------------
     approval, to provide at its sole cost and expense a security guard in the main corridor on the first floor of the Building.

     28.  GENERATOR
          ---------

          28.1  Grant of License.  Landlord hereby grants to Tenant a license
                ----------------
     (the "License") during the Term of the Lease Agreement to own, operate and maintain an alternate power source (the "Generator") for the Premises in the event of a power outage in the Building or to the Premises, all at Tenant's sole cost and expense. Landlord shall provide Tenant an area within or about the Building for location of the Generator.

                (a) Landlord shall not be liable for damage to the Generator or theft, misappropriation or loss thereof.

                (b) Landlord hereby reserves the right to grant, renew or extend similar licenses to other parties.

                (c) In the event any third party or another licensee shall interfere with the enjoyment by Tenant of the rights hereunder, then Tenant shall have the right to take appropriate action against such interfering party, but not against Landlord, or to terminate this

          License upon one hundred twenty (120) days' written notice to Landlord. Landlord shall not be liable in any manner to Tenant for any expenses or damages which Tenant may suffer as a result of such interference and premature termination of this License.

          28.2  Relocation of System.  Landlord reserves the right to require
                --------------------
     Tenant to relocate the Generator to other areas within or about the Building during the Term at Landlord's reasonable discretion. In such event, Landlord shall reimburse Tenant for its reasonable expenses incurred in connection with any such relocation. Should Landlord request the relocation of the Generator, Landlord agrees to allow Tenant reasonable time for such relocation.

          28.3  Tenant Responsibilities.  Tenant shall be responsible for any
                -----------------------
     and all cost, damage or expense arising from the installation, operation, maintenance or repair of the Generator by Tenant or Tenant's agents, employees, subcontractors, or representatives and any and all cost, damage or expense to the Premises or the Building or the property of Landlord or other licensees or tenants of the Building arising from such installation, operation, maintenance, or repair thereof. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, costs, damages, expenses, liens, claims of liens or expenses (including, without limitation, reasonable attorneys' fees) arising out of, or in connection with, Tenant's installation, operation, maintenance or repair of the Generator, except for any loss, cost, damage or expense arising from the gross negligence or willful misconduct of Landlord, its agents or employees. This indemnity is in addition to and not in substitution of any other indemnity in the Lease Agreement.

          28.4  Compliance with Laws.  Tenant shall comply with all local, state
                --------------------
     and federal laws and regulations governing such installation, operation, maintenance and repair, including the sole and exclusive responsibility for obtaining all applicable federal, state, or local construction and building permits required in connection with the installation of the Generator. In addition, Tenant shall provide Landlord with copies of such permits prior to the installation of the Generator. Landlord shall render Tenant all reasonable assistance and cooperation in Tenant's endeavors to obtain such permits. Tenant shall also have the sole and exclusive responsibility for complying with all applicable tests required by federal, state and local laws and ordinances.

          28.5  Tenant Representations and Warranties.  Tenant represents and
                -------------------------------------
     warrants to Landlord that:

                (a) all obligations rendered by Tenant or by a representative of Tenant under this Section 28 shall meet or exceed industry standards in force at the time and to also be in conformance and compliance with applicable federal, state and local laws, administrative and regulatory requirements and any other authorities having jurisdiction over the subject matter herein and shall be responsible for applying for, obtaining and maintaining all registrations and certifications which may be required by such authorities.

                (b) the Generator, and the installation, operation, maintenance and repair of the Generator will in no way damage the Building, or interfere with the use of the Building by Landlord, other tenants, invitees or otherwise. If such damage shall occur, Landlord shall give Tenant written notice thereof and Tenant shall take immediate action to correct the same. Landlord reserves the right to disconnect power to the Generator in the event Tenant fails to correct after proper notification and cure period.

                (c) Tenant shall take all reasonable measures necessary to insure that the Generator does not interfere with or disturb the operation of any other equipment, system or business of Landlord or of any other tenant or occupant of the Building.

     29.  SATELLITE SPACE.
          ---------------

          29.1  Satellite Space.  Subject to the provisions of the Lease
                ---------------
     Agreement, and as part of the Premises leased to Tenant hereunder, Landlord does hereby grant Tenant the right to the following space ("Space"):

               (a) Space on the roof of the Building to place Tenant's satellite dish, as reasonably and specifically described and designated by Landlord (the "Satellite Space"); and

                (b) At the location and in the manner designated by Landlord, space for cabling attendant to Tenant's satellite dish from its location on the roof of the Building to its Premises on the first, fifth and sixth floors of the Building.

          29.2  Restrictions.  Tenant's rights as contained in this Section 29
                ------------
     shall be subject to the following requirements:

                (a) the use and occupancy of the Satellite Space by Tenant shall be subject to all of the terms and provisions of the Lease Agreement;

                (b) The occupancy by Tenant of the entire Premises during the Lease Term;

                (c) Compliance with all applicable governmental laws, statutes, regulations, rules, codes and ordinances;

                (d) Compliance with the provisions of the Lease Agreement in connection with the satellite dish and Satellite Space;

                (e) All expenses in connection with the construction, installation and maintenance of the satellite dish and attendant cabling shall be paid by Tenant;

                (f) The design, size, location and materials of the satellite dish and Satellite Space shall be reasonably approved in writing by Landlord;

                (g) Payment by Tenant to Landlord, from time to time upon request from Landlord, of all expenses incurred by Landlord that are directly attributable to the satellite dish;

                (h) Tenant's rights under this Section 29 may not be assigned or transferred to any assignee, subtenant or other Transferee, other than a Related Entity, of the Lease Agreement without Landlord's prior written consent; and

                (i) Upon termination or expiration of the Term of the Lease Agreement, Landlord shall have the right to permanently remove Tenant's satellite dish and attendant cabling at Tenant's expense.

          29.3  Expenses.  Tenant shall bear all expenses relating to the costs
                --------
     associated with the repair or removal of the satellite dish and restoration of the Satellite Space to the condition in which those portions of the Building existed before installation of Tenant's satellite dish, reasonable wear and tear and insured casualty loss excepted. Tenant's payment and other obligations under this paragraph shall survive any expiration or earlier termination of the Lease Term.

          29.4  Use of Satellite Dish.  Tenant will not use the satellite dish
                ---------------------
     or the Satellite Space for any purpose or in any manner which violates the provisions of the Lease Agreement, or might make undue noise or create undue vibrations, or exceed the structural loads of the Building. It will be the responsibility of the Tenant to resolve all interference problems with other tenants of the Building, and Landlord shall have no responsibility or liability in connection therewith, regardless of cause. Tenant shall not operate the satellite dish in any manner which will conflict or interfere with the activities of, or cause electrical or other interference to, the Landlord or any other tenant of the Building. Notwithstanding any other provision in the Lease Agreement to the contrary, Landlord shall not be liable or responsible to correct any interference problem created by any tenant, customer, invitee, or third party to the transmission or other use of the satellite dish by Tenant.

          EXECUTED as of the date and year above first written.

TENANT ACKNOWLEDGES THAT LANDLORD HAS MADE NO WARRANTIES TO TENANT, EITHER EXPRESS OR IMPLIED, AND LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE.

               TENANT:   SONIC INNOVATIONS, INC., a Delaware corporation


                         By:    /s/ William S. Barth
                                ---------------------------------------------

                         Name:  William S. Barth
                                ---------------------------------------------

                         Title: VP of Finance & CFO
                                ---------------------------------------------

                         Date:  4/28/99
                                ---------------------------------------------

               LANDLORD: 2795 E. COTTONWOOD PARKWAY, L.C., a Utah limited liability company, by its Manager,

                         COTTONWOOD PARTNERS MANAGEMENT, LTD., a Utah limited partnership, by CotNet Management, Inc. its general partner



                              By: /s/ John L. West
                                 ---------------------------------------------
                                 JOHN L. WEST, President

                                   EXHIBIT A

                           GLOSSARY OF DEFINED TERMS
                           -------------------------



a.   "Addendum" shall mean all the addenda, exhibits and attachments, if any,
      --------
     attached to the Lease or to any exhibit to the Lease. All addenda are by definition incorporated into the Lease Agreement. Unless otherwise specifically provided, terms and phrases in any Addendum shall have the meaning of such terms and phrases as provided in the Lease Agreement and this Glossary of Defined Terms.

b.   "Affiliate" shall mean a person or party who or which controls, is
      ---------
     controlled by or is under common control with, another person or party.

c.   "Building" shall mean that certain office building and garage structure
      --------
     constructed on the Land, the street address of which is 2795 E. Cottonwood Parkway, Salt Lake County, Utah. The term "Building" shall include, without limitation, all fixtures and appurtenances in and to the aforesaid structure, including specifically but without limitation all above-grade walkways and all electrical, mechanical, plumbing, security, elevator, boiler, HVAC, telephone, water, gas, storm sewer, sanitary sewer and all other utility systems and connections, all life support systems, sprinklers, smoke detection and other fire protection systems, and all equipment, machinery, shafts, flues, piping, wiring, ducts, duct work, panels, instrumentation and other appurtenances relating thereto.

d    "Building Operating Hours" shall mean 7:30 a.m. to 6:00 p.m. Monday through
      ------------------------
     Friday, and Saturday 8:00 a.m. to 1:00 p.m., exclusive of Sundays and Holidays.

e.   "Building Rules and Regulations" shall mean the rules and regulations
      ------------------------------
     governing the Complex promulgated by Landlord from time to time. The current Building Rules and Regulations maintained by Landlord are attached as Exhibit C hereto.
        ---------

f.   "Building Standard", when applied to an item, shall mean such item as has
      -----------------
     been designated by Landlord (orally or in writing) as generally applicable throughout the leased portions of the Building, as more fully set forth on Exhibit D2 hereto.

g.   "Commencement Date" shall mean the date of the commencement of the Term as
      -----------------
     determined pursuant to Section 6.3.

h.   "Common Areas" shall mean all areas and facilities within the Complex which
      ------------
     have been constructed and are being maintained by Landlord for the common, general, nonexclusive use of all tenants in the Building, as revised from time to time in Landlord's discretion (subject to paragraph 21 of the Lease), and shall include rest rooms, lobbies, corridors, service areas, elevators, stairs and stairwells, the Parking Facility, driveways, loading areas, ramps, walkways and landscaped areas.

i.   "Complex" shall mean the Land and all improvements thereon, including the
      -------
     Building and the Parking Facility.

j.   "Fiscal Year" shall mean each fiscal year (or portion thereof) as
      -----------
     designated by Landlord, in which any portion of the Lease Term falls, through and including the Fiscal Year in which the Lease Term expires. The Fiscal Year currently commences on January 1. Landlord may change the Fiscal Year at any time or times; provided, however, that Landlord may not change the Fiscal Year so as to materially adversely impact Tenant's expense reimbursement obligation.

k.   "Force Majeure" shall mean the occurrence of any event which hinders,
      -------------
     prevents or delays the performance a party of any of its obligations hereunder and which is beyond the reasonable control of such party.

l.   "Holidays" shall mean (a) New Year's Day, Memorial Day, Independence Day,
      --------
     Labor Day, Thanksgiving Day and Christmas Day, and (b) other days which are commonly observed as Holidays by the majority of tenants (by square footage) of the Building. If the Holiday occurs on a Saturday or Sunday, the Friday preceding or the Monday following may, at Landlord's discretion, be observed as a Holiday.

m..  "HVAC" shall mean the heating, ventilation and air conditioning systems in
      ----
     the Building.

n.   "Impositions" shall mean (a) all real estate, personal property, rental,
      -----------
     water, sewer, transit, use, occupancy and other taxes, assessments, charges, excises and levies (including any interest, costs or penalties with respect thereto), general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which are assessed, levied, charged or imposed upon or with respect to the Complex, or any portion thereof, or the sidewalks, streets or alleyways adjacent thereto, or the ownership, use, occupancy or enjoyment thereof , and (b) all charges for any easement, license, permit or agreement maintained for the benefit of the Complex. "Impositions" shall not include income taxes, estate and inheritance taxes, excess profit taxes, franchise taxes, taxes imposed on or measured by the income of Landlord from the operation of the Complex, and taxes imposed on account of the transfer of ownership of the Complex or the Land. If any or all of the Impositions shall be discontinued and, in substitution therefor, taxes, assessments, charges, excises or impositions shall be assessed, levied, charged or imposed wholly or partially on the Rents received or payable hereunder (a "Substitute
                                                                 ----------
     Imposition"), then the Substitute Imposition shall be deemed to be included
     ----------
     within the term "Impositions."

o.   "Land" shall mean the real property on which the Building is constructed
      ----
     and which is further described in Exhibit E hereto.
                                       ---------

p.   "Landlord's Consent or Landlord's Approval" as used in this Agreement,
      -----------------------------------------
     shall mean the prior written consent or written approval of Landlord to the particular item or request. Unless otherwise provided in this Lease, the Landlord's consent or approval shall be determined in Landlord's reasonable discretion.

q.   "Landlord's Mortgagee" shall mean the mortgagee of any mortgage, the
      --------------------
     beneficiary of any deed of trust, the pledgee of any pledge, the secured party of any security interest, the assignee of any assignment and the transferee of any other instrument of transfer (including the ground lessor of any ground lease on the Land) now or hereafter in existence on all or any portion of the Complex, and their successors, assigns and purchasers. "Mortgage" shall mean any such mortgage, deed of trust, pledge, security
      --------
     agreement, assignment or transfer instrument, including all renewals, extensions and rearrangements thereof and of all debts secured thereby.

r.   "Landlord's Work" shall mean all improvements, components, assemblies,
      ---------------
     installations, finish, labor, materials and services that Landlord is required to furnish, install, perform, provide or apply to the Premises as specified in the Work Letter Agreement.

s.   "Legal Requirements" shall mean any and all (a) judicial decisions, orders,
      ------------------
     injunctions, writs, statutes, rulings, rules, regulations, promulgations, directives, permits, certificates or ordinances of any governmental authority in any way applicable to Tenant or the Complex, including but not limited to the Building Rules and Regulations, zoning, environmental and utility conservation matters, and (b) insurance requirements.

t.   "Parking Facility" shall mean (a) any parking garage and any other parking
      ----------------
     lot or facility adjacent to or in the Complex servicing the Building, and
     (b) any parking area, open or covered, leased by Landlord to service the Building.

u.   "Permitted Use" means only the uses described in Paragraph 4 of this Lease,
      -------------
     and no other purpose, in strict compliance with the Building Rules and Regulations from time to time in effect and all other Legal Requirements.

v.   "Premises" shall mean the area leased by Tenant pursuant to this Lease as
      --------
     outlined on the floor plan drawing attached as Exhibit B hereto and all
                                                    ---------
     other space added to the Premises pursuant to the terms of this Lease. The Premises includes the space between the interior surface of the walls and the top surface of the floor slab of the outlined area and the finished surface of the ceiling immediately above.

w.   "Rent" shall mean Base Rent, Additional Rent, the parking charge called for
      ----
     in Section 5.4 and all other amounts provided for under this Lease to be paid by Tenant, whether as Additional Rent or otherwise. "Base Rent" shall
                                                                ---------
     mean the base rent specified in Section 5.1.  "Additional Rent" shall mean
                                                    ---------------
     the additional rent specified in Section 5.3.

x.   "Rentable Area" shall mean the Rentable Area of the Premises and the
      -------------
     Rentable Area of the Building as stated in Section "A" of the Summary of Basic Lease Information.

y.   "Security Deposit" shall be defined as stated in Section 5.8 of the of the
      ----------------
     Lease.

z.   "Substantial Completion" of the Premises shall occur at such time as the
      ----------------------
     Premises are "Ready for Occupancy" as defined in the Work Letter Agreement.

aa.  "Taking" or "Taken" shall mean the actual or constructive condemnation, or
      ------      -----
     the actual or constructive acquisition by or under threat of condemnation, eminent domain or similar proceeding, by or at the direction of any governmental authority or agency.

bb.  "Tenant's Share" shall mean the percentage of Operating Expenses to be paid
      --------------
     by Tenant in accordance with the provisions of Section 5.3.1(b) of the Lease. Landlord and Tenant stipulate that "Tenant's Share" shall mean the percentage stated in Section "D" of the Summary of Basic Lease Information.

cc.  "Transfer" shall mean (a) an assignment (direct or indirect, absolute or
      --------
     conditional, by operation of law or otherwise) by Tenant of all or any portion of Tenant's interest in this Lease or the leasehold estate created hereby, (b) a sublease of all or any portion of the Premises, or (c) the grant or conveyance by Tenant of any concession or license within the Premises. If Tenant is a corporation, then any transfer of this Lease by merger, consolidation or dissolution, or by any change in ownership or power to vote a majority (excluding a public offering of securities) of the voting stock (being the shares of stock regularly entitled to vote for the election of directors) in Tenant outstanding at the time of execution of this Lease shall constitute a Transfer. If Tenant is a partnership having one or more corporations as general partners, the preceding sentence shall apply to each corporation as if the corporation alone had been the Tenant hereunder. If Tenant is a general or limited partnership, joint venture or other form of association, the Transfer of a majority of the ownership interests therein shall constitute a Transfer. "Transferee" shall mean the
                                                      ----------
     assignee, sublessee, pledgee, concessionaire, licensee or other transferee of all or any portion of Tenant's interest in this Lease, the leasehold estate created hereby or the Premises.

dd.  "Work Letter Agreement" shall mean the agreement, if any, attached as
      ---------------------
     Exhibit D hereto between Landlord and Tenant for the construction of
     ---------
     improvements in the Premises.

ee.  "Phase One Space" shall mean the portion of Premises on floors 5, 6 and
      ---------------
     3,440 square feet of Rentable Area (2,991 usable square feet) of the first floor.

ff.  "Phase Two Space" shall mean the portion of the Premises on the remainder
      ---------------
     of the first floor (15,452 square feet of Rentable Area; 13,437 usable square feet) not included in the Phase One Space.

                                   EXHIBIT B

                                   PREMISES
                                   --------



                      Attach floor plan of the Premises.

                                   [Diagram]

                                  EXHIBIT B-1

                           SMOKING SHELTER LOCATION
                           ------------------------

                                   [Diagram]

                                   EXHIBIT C

                             RULES AND REGULATIONS
                             ---------------------


          Tenant shall comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of these Rules and Regulations by Tenant, any other tenant, or any visitor, licensee, agent, or other person or entity.

     1.   Security; Admission to Building.  Landlord may from time to time adopt
          -------------------------------
appropriate systems and procedures for the security or safety of the Building, any persons occupying, using or entering the Building, or any equipment, finishings or contents of the Building, and each tenant shall comply with such systems and procedures. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the event of an invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing of the doors of the Building or any other reasonable method, for the safety of the tenants and protection of the Building and property in the Building.

     2.   Conduct and Exclusion or Expulsion.  Tenant's employees, visitors, and
          ----------------------------------
licensees shall not loiter in or interfere with the use of the Parking Facility or the Complex's driveway or parking areas, nor consume alcohol in the Common Areas of the Complex or the Parking Facility. The sidewalks, halls, passages, exits, entrances, elevators, escalators, and stairways of the Building will not be obstructed by any tenants or used by any of them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, escalators, and stairways are not for the general public, and Landlord may control and prevent access to them by all persons whose presence, in the reasonable judgment of Landlord, would be prejudicial to the safety, character, reputation and interests of the Building and its tenants. In determining whether access will be denied, Landlord may consider attire worn by a person and its appropriateness for an office building, whether shoes are being worn, use of profanity, either verbally or on clothing, actions of a person (including without limitation spitting, verbal abusiveness, and the like), and such other matters as Landlord may reasonably consider appropriate.

     3.   Signs, Notices and Decorations.  No sign, placard, picture,
          ------------------------------
decoration, name, advertisement or notice (collectively "Material") visible from the exterior of any tenant's premises shall be inscribed, painted, affixed or otherwise displayed by any tenant on any part of the Building without the prior written consent of Landlord. All approved signs or lettering will be printed, painted, affixed or inscribed at the expense of the tenant desiring such by a person approved by Landlord. Material visible from outside the Building will not be permitted. Landlord may remove such Material without any liability, and may charge the expense incurred by such removal to the tenant in question.

     4.   Curtains and Decorations.  No awnings, curtains, draperies, blinds,
          ------------------------
shutters, shades, screens, or other coverings, hangings or decorations will be attached to, hung or placed in, or used in connection with any window of the Building or a tenant's premises without Landlord's prior written consent.

     5.   Non-obstruction of Light.  The sashes, sash doors, skylights, windows,
          ------------------------
heating, ventilating, and air conditioning vents and doors that reflect or admit light and air into the halls, passageways, tenant premises, or other public places in the Building shall not be covered or obstructed by any tenant, nor will any bottles, parcels or other articles or decorations be placed on any window sills.

     6.   Showcases.  No showcases or other articles will be put in front of or
          ---------
affixed to any part of the exterior of the Building, nor placed in the public halls, corridors or vestibules without the prior written consent of Landlord.

     7.   Cooking; Use of Premises for Improper Purposes.  No tenant will permit
          ----------------------------------------------
its premises to be used for lodging or sleeping. No cooking will be done or permitted by any tenant on its premises, except in areas of the premises which are specially constructed for cooking as specifically provided in working drawings approved by Landlord, so long as such use is in accordance with all applicable federal, state, and city laws, codes, ordinances, rules and regulations. Notwithstanding the foregoing, microwave ovens and other Underwriters' Laboratory (UL)-approved equipment may be used in the premises for heating food and brewing coffee, tea, and similar beverages for employees and visitors. The premises shall not be used for any improper, reasonably objectionable, or immoral purpose.

     8.   Janitorial Service.  No tenant will employ any person or persons other
          ------------------
than the cleaning service of Landlord for the purpose of cleaning the premises, unless otherwise agreed by Landlord in writing. If any tenant's actions result in any increased expense for any required cleaning, Landlord may assess such tenant for such expenses. Janitorial service will not be furnished on nights to offices which are occupied after business hours on those nights unless, by prior written agreement of Landlord, service is extended to a later hour for specifically designated offices.

     9.   Use of Restrooms.  The toilets, urinals, wash bowls and other plumbing
          ----------------
fixtures will not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other foreign substances will be thrown in them. All damages resulting from any misuse of the fixtures will be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, have caused the damage.

     10.  Defacement of Premises or Building.  No tenant will deface any part of
          ----------------------------------
such tenant's premises or the Building. Without the prior written consent of Landlord, no tenant will lay linoleum or other similar floor covering so that it comes in direct contact with the floor of such tenant's premises. If linoleum or other similar floor covering is to be used, an interlining of builder's deadening felt will be first affixed to the floor by a paste or other material soluble in water. The use of cement or other similar adhesive material is expressly prohibited. Except as permitted by Landlord by prior written consent, Tenant shall not mark on, paint signs on, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the premises or of the Building, and any defacement, damage or injury directly or indirectly caused by Tenant shall be paid for by Tenant. Pictures or diplomas shall be hung on tacks or small nails; Tenant shall not use adhesive hooks for such purposes.

     11.  Locks; Keys.  No tenant will alter, change, replace or rekey any lock
          -----------
or install a new lock or a knocker on any door of such tenant's premises. Landlord, its agent or employee will retain a master key to all door locks on the premises, subject to the provisions of 7.2 of the Lease. Any new door locks required by a tenant or any change in keying of existing locks will be installed or changed by Landlord following such tenant's written request to Landlord and will be at such tenant's expense. All new locks and rekeyed locks will remain operable by Landlord's master key. Landlord will furnish to each tenant, free of charge keys to each door lock on its premises, and Building access cards as stated in Section 7.2 of each tenant's lease. Landlord will have the right to collect a reasonable charge for additional keys and cards requested by any tenant. Each tenant, upon termination of its tenancy, will deliver to Landlord all keys and access cards for the premises and Building which have been furnished to such tenant. Tenant shall keep the doors of the premises closed and securely locked when Tenant is not at the premises.

     12.  Furniture, Freight and Equipment.  No furniture, freight, packages,
          --------------------------------
merchandise, or equipment of any kind may be brought into the Building or carried up or down in the elevators, except between those hours and in that specific elevator designated by Landlord or otherwise upon consent of the Landlord, without prior notice to and consent of Landlord. Landlord may at any time restrict the elevators and areas of the Building into which deliveries or messengers may enter. The elevator designated for freight by Landlord will be available for use by all tenants in the Building during the hours and pursuant to such procedures as Landlord reasonably may determine from time to time. The persons employed to move Tenant's equipment, material, furniture or other property in or out of the Building must be reasonably acceptable to Landlord; unless otherwise approved by Landlord, such persons must be a locally recognized professional mover whose primary business is the performing of relocation services, and must be bonded and fully insured. Unless waived by Landlord in writing, a certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. Insurance must be sufficient, in Landlord's sole opinion, to cover all personal liability, theft or damage to the Building, including without limitation floor coverings, doors, walls, elevators, stairs, foliage and landscaping. All moving operations will be conducted at such times and in such a manner as Landlord may direct, and all moving will take place during nonbusiness hours unless Landlord otherwise agrees in writing. The moving tenant shall be responsible for the provision of Building security during all moving operations, and shall be liable for all losses and damages sustained by any party as a result of the failure to supply adequate security. Landlord may prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects will, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to distribute the weight properly. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property will be repaired at the expense of the moving tenant. Landlord may inspect all such property to be brought into the Building and to exclude from the Building all such property which violates any of these rules and regulations or the lease of which these rules and regulations are a part. Supplies, goods, materials, packages, furniture and all other items of every kind delivered to or taken from the Premises will be delivered or removed through the entrance and route designated by Landlord.

     13.  Inflammable or Combustible Fluids or Materials; Noninterference of
          ------------------------------------------------------------------
Others.  No tenant will use or keep in the Premises or the Building any
------
kerosene, gasoline, inflammable, combustible or explosive fluid or material, or chemical substance other than limited quantities of them reasonably necessary for the operation or maintenance of office equipment or limited quantities of cleaning fluids and solvents required in the normal operation of the Premises. Without Landlord's prior written approval, no tenant will use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not waste electricity, water, or air conditioning and shall cooperate fully with Landlord to insure the most effective operation of the Building's heating and air conditioning system. No tenant will keep any firearms within the Premises. No tenant will use or keep, or permit to be used or kept, any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in any manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor interfere in any way with other tenants or those having business in the Building.

     14.  Address of Building.  Landlord shall not voluntarily change the street
          -------------------
address of the Building without the prior consent of Tenant.

     15.  Use of Building Name or Likeness.  Landlord will have the right to
          --------------------------------
prohibit any advertising by Tenant mentioning the Building which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as a Building for offices and, upon written notice from Landlord, Tenant will discontinue such advertising.

     16.  Animals, Birds and Vehicles.  Tenant will not bring any animals or
          ---------------------------
birds into the Premises or Building, and will not permit bicycles or other vehicles inside or on the sidewalks outside the Building, except in areas designated from time to time by Landlord for such purposes.

     17.  Off-Hour Access.  All persons entering or leaving the Building at any
          ---------------
time other than the Building's business hours shall comply with such off-hour regulations as Landlord may establish and modify from time to time. Landlord may limit or restrict access to the Building during such periods and shall not be liable for any error with regard to the admission or exclusion of any person.

     18.  Disposal of Trash.  Each tenant will store all its trash and garbage
          -----------------
within its premises. No material will be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal will be made only through entryways and elevators provided for such purposes and at such times as Landlord may designate. No furniture, appliances, equipment or flammable products of any type may be disposed of in the Building trash receptacles.

     19.  Disturbance of Tenants.  Canvassing, peddling, soliciting and
          ----------------------
distribution of handbills or any other written materials in the Building or Parking Facility are prohibited, and each tenant will cooperate to prevent same.

     20.  Doors to Public Corridors.  Each tenant shall keep the doors of the
          -------------------------
Premises closed and locked, and shall shut off all water faucets, water apparatus, and utilities before tenant or tenant's employees leave the Premises, so as to prevent waste or damage, and for any default or carelessness in this regard Tenant shall be liable for all injuries sustained by other tenants or occupants of the Building or Landlord. On multiple-tenancy floors, all tenants will keep the doors to the Building corridors closed at all times except for ingress and egress.

     21.  Concessions.  Tenant shall not grant any concessions, licenses or
          -----------
permission for the sale or taking of orders for food or services or merchandise in the Premises, install or permit the installation or use of any machine or equipment for dispensing food or beverage in the Building, nor permit the preparation, serving, distribution or delivery of food or beverages in the Premises, without the prior written approval of Landlord and only in compliance with arrangements prescribed by Landlord; provided, however, Tenant shall be allowed reasonable equipment for dispensing coffee/beverage services, candy and a microwave oven. Only persons approved by Landlord shall be permitted to serve, distribute or deliver food and beverage within the Building or to use the public areas of the Building for that purpose.

     22.  Telecommunication and Other Wires.  Tenant may not introduce
          ---------------------------------
Telecommunication wires or other wires into the Premises without first obtaining Landlord's approval of the method and location of such introduction.

     23.  Rules Changes; Waivers.  Subject to Section 4 of the Lease, Landlord
          ----------------------
reserves the right at any time to reasonably change or rescind any one or more of these Rules and Regulations or to make any additional reasonable Rules and Regulations that, in Landlord's judgment, may be necessary or helpful for the management, safety or cleanliness of the Premises or Building; the preservation of good order; or the convenience of occupants and tenants of the Building generally. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant. No waiver by Landlord shall be construed as a waiver of those Rules and Regulations in favor of any other tenant, and no waiver shall prevent Landlord from enforcing those Rules and

Regulations against a tenant or any other tenant in the future. Tenant shall be considered to have read these Rules and Regulations and to have agreed to abide by them as a condition of Tenant's occupancy of the Premises.

                                   EXHIBIT D

                             WORK LETTER AGREEMENT
                             ---------------------


     This Work Letter Agreement is attached to and made a part of the Lease. All terms used in this Work Letter Agreement which have been defined in the Lease have the same meaning as set forth in the Lease. This Work Letter Agreement shall set forth the terms and conditions relating to the construction of Tenant Improvements in the Premises.

I.   Landlord and Tenant Construction Obligations
     --------------------------------------------

     A.   Space Plan Preparation.  Tenant shall assist and fully cooperate with
          ----------------------
the space planner/architect (the "Space Planner") designated by Landlord to prepare a detailed space plan ("Space Plan") containing all information listed in Section II of this Work Letter Agreement for all tenant improvements ("Tenant Improvements") proposed by Tenant in the Premises. The Space Plan shall be delivered to Landlord on or before the date specified in the Summary of Basic Lease Information, Section "H." If the Space Plan is not delivered by the date listed above, then each calendar day of delay in delivery shall constitute one day of "Tenant Delay" hereunder.

     B.   Space Plan Approval and Tenant Improvement Allowance.  Landlord will
          ----------------------------------------------------
review the Space Plan upon receipt from Tenant and shall thereafter meet with Tenant and advise Tenant as to the matters set forth in this Section IB below. In connection with construction of the Tenant Improvements, Tenant shall be entitled to a one-time tenant improvement allowance (the "Tenant Improvement Allowance") in the amount specified in the Summary of Basic Lease Information, Section "H" for the costs relating to the design, modification and construction of the Tenant Improvements as provided herein. The Tenant Improvement Allowance shall be disbursed by Landlord (pursuant to Landlord's disbursement process) for the following items, each of which shall be applied against and reduce the Tenant Improvement Allowance: (i) the cost of materials, labor and other costs related to the construction of the Tenant Improvements, (ii) the cost of preparation and one modification of the Space Plan at a fee of seventeen cents ($.17) per usable square foot of the Premises, together with additional charges for any additional modifications, (iii) the cost of the preparation of construction plans or Working Drawings at a fee of fifty-two cents ($.52) per usable square foot of the Premises, together with additional charges for any additional modifications, (iv) a construction management and administration fee of fifty cents ($.50) per usable square foot of the Premises, and (v) payment of architectural and engineering fees associated with the Space Plan and Working Drawings not otherwise included within the items specified above (collectively the "Tenant Improvement Allowance Items"). In no event shall Landlord be obligated to make disbursements for Tenant Improvements pursuant to this Work Letter Agreement in excess of the Tenant Improvement Allowance, plus sums paid by Tenant in accordance with the Pricing Agreement Letter (defined below).

     If the Landlord determines that the Space Plan does not conform to the requirements of Section II below, or Tenant determines that the estimated costs of Tenant Improvements which are in excess of the Tenant Improvement Allowance are not within the scope of its budget, the Space Plan will be returned to Tenant for review by Tenant with the Space Planner and for corrections or revisions. The cost of any correction or revision to the Space Plan shall be included within the Tenant Improvement Allowance and borne by Tenant. Tenant will deliver a corrected Space Plan within the scope of its budget to Landlord no later than ten (10) calendar days after the initial proposed Space Plan has been returned to Tenant. Each calendar day after the day the initial proposed Space Plan is returned to Tenant until a revised and corrected Space Plan is redelivered to Landlord shall constitute one day of Tenant Delay. This process will be repeated, as required, until mutual approval of Tenant's Space Plan and estimated Tenant Improvement costs. Upon approval of the final Space Plan and estimated Tenant Improvement costs, Tenant will notify Landlord in writing of such approval and that the preparation of working drawings may commence.

     C.   Preparation of Working Drawings.  Upon final approval of the Space
          -------------------------------
Plan and estimated Tenant Improvement costs, Landlord shall direct the Space Planner to prepare working drawings ("Working Drawings") based on the approved Space Plan. When prepared, the Working Drawings consistent with the Space Plan shall be delivered by the Space Planner to the Tenant for approval. If the Tenant fails to deliver the Working Drawings, together with its written approval thereof, to the Landlord within ten (10) calendar days after delivery of the Working Drawings by the Space Planner to Tenant, then each day of delay in delivery of the approved Working Drawings shall constitute one day of Tenant Delay.

     D.   Pricing Agreement Letter.  Upon receipt of Working Drawings approved
          ------------------------
by Tenant, Landlord shall price the cost of the Tenant Improvements in accordance with the Working Drawings, and furnish Tenant a Pricing Agreement Letter in the form of Exhibit D1 hereto ("Pricing Agreement Letter") within fourteen (14) calendar days from the receipt of approved Working Drawings. The Pricing Agreement Letter shall provide for the Tenant Improvement Allowance to be paid by the Landlord and all Tenant Improvement costs in excess of the Tenant Improvement Allowance to be paid by the Tenant. If a Pricing Agreement Letter is not delivered to Tenant on or before such date, then each day of delay in delivery shall constitute one day of "Landlord Delay" hereunder; provided, however, that if a Pricing Agreement Letter cannot be delivered within fourteen (14) calendar days due to the complexity or amount of Above Standard Tenant Improvements, Landlord shall so notify Tenant, and any delay associated therewith shall not constitute a Landlord Delay.

     E.   Tenant Approval of Pricing Agreement Letter.  Tenant shall promptly
          -------------------------------------------
review the Pricing Agreement Letter and shall approve, execute and return same to Landlord within ten (10) calendar days after delivery thereof to Tenant. If the Tenant fails to execute and deliver the Pricing Agreement Letter within said ten (10) calendar day period, then each day of delay in delivery shall constitute one day of Tenant Delay. The Pricing Agreement Letter shall require that Tenant pay fifty percent (50%) of all Tenant Improvement costs in excess of the Tenant Improvement Allowance presented in the Pricing Agreement Letter upon execution of the Pricing Agreement Letter. Landlord reserves the right to bill Tenant up to ninety-five percent (95%) of the Tenant Improvement costs in excess of the Tenant Improvement Allowance during the construction period in proportion to the amount of work completed or materials purchased, with the final five percent (5%) due upon acceptance of the completed Premises and in any event no later than one (1) day before occupancy by Tenant.

     F.   Installation of Tenant Improvements.  Upon approval and execution of
          -----------------------------------
the Pricing Agreement Letter by Tenant, Landlord or Landlord's designee shall install the Tenant Improvements in the Premises in accordance with the Lease Agreement, this Work Letter Agreement, the executed Pricing Agreement Letter and the Working Drawings. Landlord shall meet with Tenant and advise Tenant which Tenant Improvements in the Working Drawings are in excess of Building Standard Tenant Improvements as set forth in Exhibit D2 attached hereto and incorporated herein by this reference. Any Tenant Improvements which are determined by Landlord to be in excess of the Building Standard Tenant Improvements shall be referred to as "Above Standard Tenant Improvements." The excess of time required to complete the Above Standard Tenant Improvements over the time which would have been required to complete the Premises for occupancy had only Building Standard Tenant Improvements been used shall constitute Tenant Delay. Landlord's Work will be performed in a good workmanlike manner and will be adequate to deliver possession of the Premises Substantially Completed as provided in this Work Letter Agreement. Landlord will retain a general contractor for the construction of Landlord's Work, and the general contractor will supervise, construct and complete all Landlord's Work in accordance with the Working Drawings. The general contractor may be paid a general contractor's fee, not to exceed sixteen percent (16%) of the costs of labor and material for Landlord's Work, as set forth in the Pricing Agreement Letter, and such fee will be applied against the Tenant Improvement Allowance. Other than the fee described in Paragraph I.B(iv), Landlord will not receive any fees or profit or reimbursement for overhead or general conditions in connection with Landlord's Work. Landlord will supervise, bid and secure all permits and licenses necessary to complete Landlord's Work, and Landlord will assume responsibility for ensuring that all Landlord's Work and other construction work in the Premises undertaken by or on behalf of Landlord is in compliance with all Legal Requirements. Changes in Landlord's Work will be authorized only by mutual written agreement between the parties setting forth any additional cost and expense and additional time required to complete the Premises as a result thereof.

     G.   Payment by Tenant for All Costs in Excess of Tenant Improvement
          ---------------------------------------------------------------
Allowance.  Tenant shall pay all costs incurred in connection with the Tenant
---------
Improvements in excess of the Tenant Improvement Allowance, including, without limitation, the costs of labor and materials. To the extent that the actual cost of any element of Landlord's Work is less than the amount budgeted therefor in the Pricing Agreement Letter, the cost savings shall inure to the benefit of Tenant.

     H.   Change Orders.  In the event that Tenant desires to change the Tenant
          -------------
Improvements as provided in the approved Working Drawings, Tenant shall deliver notice of the same to Landlord, setting forth in detail the changes Tenant desires to make. Landlord may disapprove of said Tenant Changes in the event that Landlord, in its sole discretion, determines that the changes would constitute design problems for the Premises or Building. In the event that Landlord approves of the proposed Tenant Changes, Landlord shall provide Tenant with an amendment to the Pricing Agreement Letter setting forth the costs and the period of Tenant Delay necessitated by the Tenant Changes. Thereafter, the Tenant shall, within five (5) calendar days of receipt of Landlord's approval, deliver written notice to Landlord stating whether or not Tenant elects to cause Landlord to make such Tenant Changes. Tenant shall bear the full costs for any and all such changes in the Tenant Improvements and any delays associated with such changes shall constitute Tenant Delay. The costs for any and all change orders shall be determined by the same pricing structure as the Tenant Improvements as set forth in the Pricing Agreement Letter.

     I.   Net Tenant Delay.  Net Tenant Delay shall mean the total number of
          ----------------
days of Tenant Delay minus the total number of days of Landlord Delay. If the Premises are not ready for occupancy on or before the scheduled date specified in paragraph 6 of this Lease, and there exists Net Tenant Delay, then, notwithstanding anything to the contrary set forth in the Lease or this Work Letter Agreement, and regardless of the actual date of the Substantial Completion of the Premises, the Lease Commencement Date shall be deemed to be the date the Lease Commencement Date would have occurred without the Net Tenant Delay and Tenant shall timely pay to Landlord Base Rent and all other charges provided for in the Lease commencing as of the Lease Commencement Date determined as if the Net Tenant Delay had not occurred. In addition, a Net Tenant Delay of thirty (30) calendar days or more shall constitute a default and breach by Tenant of the Lease.

        J.  Warranties and Guaranties. Landlord hereby assigns to Tenant all
            -------------------------
warranties and guaranties by the Space Planner relating to the Working Drawings and by the contractor who constructs the Tenant Improvements relating to the Tenant Improvements and, in consideration therefor, Tenant hereby waives, releases and agrees to indemnify Landlord from all loss, damages, delays and claims relating to, or arising out of (i) the design, code compliance, quality, omissions or errors and other like matters contained in the Working Drawings, and (ii) the construction of the Tenant Improvements, including, without limitation, lost profits and all incidental or consequential damages.

II.     Tenant Space Plan Must Contain, as a Minimum, the Following Information:
        -----------------------------------------------------------------------

        A.        Floor plan showing:

                  1. Partitions: indicate location and type of all partitions.

                  2. Doors: indicate location, swing and type of all doors. Also indicate hardware.

                  3. Standard Electrical Items: indicate the location of all building standard electrical items listed herein (wall-mounted 110 volt duplex outlets, single-pole light switches and building standard light fixtures).

                  4. Standard Telephone Outlets: indicate the location of all building standard telephone wall outlets, as listed herein.

                  5. "Above Standard" Electrical Items: indicate the location and type of all "above standard" electrical items, including lighting.

                  6. Special Electrical Equipment and Requirements: indicate the location and type of equipment that will have special requirements and indicate the location and type of special electrical equipment to be purchased.

                  7. Telephone and Data Equipment Location: indicate location of telephone equipment room, if any.

                  8. Glass Items: indicate location, dimensions and type of glass partitions, windows and doors. Include details if not building standard.

                  9. Heavy Items: indicate location, dimensions, weight per square foot and description of any heavy equipment or filing system exceeding fifty (50) pounds per square foot live load.

                  10. Special HVAC Requirements: Indicate location and specific requirements for any special and/or concentrated heating and/or air conditioning requirements beyond that provided by the building HVAC system and/or distribution network.

                  11. Floor Covering: indicate location, type and color of all floor covering.

                  12. Wall Covering: indicate location, type and color of all wall coverings.

                  13. Paint: indicate location, type and color of paint finishes.

                  14. Millwork: indicate location, type and basic dimensions of all cabinets, shelving and other millwork items.

                  15. Plumbing: indicate location and type of all plumbing items.

                  16. Appliances: indicate location, type, dimensions and special requirements of all appliances.

               17. Critical Dimensions: indicate all critical dimensions necessary for construction.

               18. Fire Sprinkler Requirements: indicate location and type of all fire sprinkling and/or special fire suppression requirements.

               19. Ceiling System and Finishes: indicate location, type and color of all ceiling finishes and/or systems.

               20. Security Requirements: indicate the location, type and special requirements for any security system and/or requirements.

               21. Furniture System Requirements: indicate all interfacing requirements with furniture systems (i.e., electrical, telephone, data, anchoring, etc.).

III.     Other Provisions.
         ----------------

         A.    Substantial Completion.  For purposes of this Lease,
               ----------------------
"Substantial Completion" (and correlative terms) of the Premises shall occur at such time as the Premises are "Ready for Occupancy". The Premises shall be "Ready for Occupancy" at such time as all of the following conditions have been satisfied:

               1. Landlord will have completed the Landlord's Work substantially in accordance with the Working Drawings;

               2. The Premises will be sufficiently complete so that Tenant can reasonably occupy and utilize them for the use for which they are intended without interference to the conduct of Tenant's business;

               3. Landlord will have received any governmental approvals which are necessary in order for Tenant to occupy the Premises including a use and occupancy permit, if the same is required; and

               4.    The Architect's Certificate has been given.

          The following procedure will be followed to obtain the Architect's Certificate. As soon as Landlord determines that all of the conditions in clauses (i), (ii), and (iii) (the "Occupancy Conditions") have been satisfied, it will give Tenant notice of such determination. Tenant will then cause Tenant's architect, within three (3) days thereafter, to inspect the Premises and certify as to whether the Occupancy Conditions have been satisfied (the "Architect's Certificate"). Unless Tenant's architect notifies Landlord within such 3-day period that, in the reasonable judgment of such architect, that the Occupancy Conditions have not been satisfied and the reasons therefor, the Occupancy conditions will be deemed satisfied and the Architect's Certificate deemed given. If Tenant's architect notifies Landlord that the Occupancy conditions have not been satisfied in the reasonable judgment of such architect, Landlord will make any required adjustments and Tenant's architect will again determine whether the Occupancy Conditions are satisfied in accordance with the foregoing procedure. As soon as it is determined by Tenant's architect that all of the Occupancy Conditions have been completed and the Architect"s Certificate is given or deemed given, Landlord and Tenant will jointly conduct an inspection of the Premises. Landlord and Tenant will in good faith prepare any necessary punchlist of items (the "First Punchlist") to be completed for the Premises together with a completion date for each item. Landlord will proceed promptly to remedy all of the items of the First Punchlist. Sixty (60) days after the Commencement Date, Landlord and Tenant will jointly conduct a second inspection of the Premises and will prepare a punchlist (the "Second Punchlist") of items to be completed for the Premises together with a completion date for each item. No items will be included on the list which are the result of damage caused by Tenant or its agents, employees, servants or contractors. Landlord agrees to promptly remedy any items on the Second Punchlist. If Landlord fails to complete any item on the First Punchlist or Second Punchlist by its completion date, Tenant may proceed to complete such item at Landlord's expense. Preparation of punchlists and completion of any punchlist items are not a condition precedent to Lease Term Commencement and will not delay the Commencement Date.


          B. Time of the Essence. Unless otherwise indicated, all references
             -------------------
herein to "number of days" shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord's sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

          C. Tenant's Lease Default.  Notwithstanding any provision to the
             ----------------------
contrary contained in the Lease or this Work Letter Agreement, if an event of default has occurred as set forth in the Lease or in this Work Letter

Agreement at any time on or before the Substantial Completion of the Premises, then, (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage), (ii) all other obligations of Landlord under the terms of this Work Letter Agreement shall be suspended until such time as such default is cured pursuant to the terms of the Lease, and (iii) Landlord shall have the right to recover from Tenant the costs incurred for the Tenant Improvement Allowance Items, and otherwise in connection with the construction of the Tenant Improvements.

          D.   Construction of Certain Improvements.  The construction of
               ------------------------------------
certain Tenant Improvement items specified below shall be completed in accordance with the following provisions:

               1.   "Above Standard"
                    Electrical Items:            Tenant shall advise Landlord of
                                                 locations and types of all
                                                 "above standard" electrical
                                                 items, including lighting.

               2.   Special Electrical
                    Equipment and
                    Requirements:                Tenant shall advise Landlord of
                                                 locations and types of all
                                                 special electrical equipment.

               3.   Appliances:                  Tenant shall advise Landlord of
                                                 locations, types, dimensions
                                                 and special requirements of all
                                                 appliances.

               4.   Telephone and Data
                    Equipment Location:          Tenant shall advise Landlord of
                                                 location, of telephone
                                                 equipment room, if any.

               5.   Heavy Items:                 Tenant shall advise Landlord of
                                                 location, dimensions, weight
                                                 per square foot and description
                                                 of heavy equipment or filing
                                                 systems exceeding 50 pounds/SF
                                                 live load.

               6.   Millwork:                    Tenant shall advise Landlord of
                                                 location, type and basic
                                                 dimensions of all cabinets,
                                                 shelving and other millwork
                                                 items. Standard Plastic
                                                 Laminate Specifications:
                                                 Countertops: Wilsonart #1573-
                                                 60. Cabinets: Pionite #AT301-S.

               7.   Plumbing:                    Tenant shall advise Landlord of
                                                 location and type of all
                                                 plumbing fixtures. Standard
                                                 Sink Specification: Kohler,
                                                 stainless #K-3287-H with
                                                 stainless faucet #K-15176.

               8.   Special HVAC:                Tenant shall advise Landlord of
                                                 special HVAC requirements.

               9.   Critical Dimensions:         Tenant shall advise Landlord of
                                                 all critical dimensions
                                                 necessary for construction.

               10.  Security Requirements:       Tenant shall advise Landlord of
                                                 the location, type and any
                                                 special requirements.

               11.  Furniture Systems:           Tenant shall advise Landlord of
                                                 all interfacing requirements
                                                 between furniture and systems
                                                 for electrical, telephones,
                                                 data, anchoring, etc.

          E.   Removal of Certain Tenant Improvements; Repair and Restoration
               --------------------------------------------------------------
of the Affected Premises. Pursuant to Section 6.4 of the Lease Agreement, Tenant
------------------------
shall:

               1. Replace with Building Standard windows the two mechanical vents that vent to the outside, one of which is located in the manufacturing lab and the other of which is located in the shell lab.

               2. Remove auditory labs one and two and pour a concrete floor where the labs were located.

                                  EXHIBIT D1

                           PRICING AGREEMENT LETTER
                           ------------------------


         This Pricing Agreement Letter dated ___________, 19___, is entered into by and between 2795 E. COTTONWOOD PARKWAY, L.C. ("Landlord") and SONIC INNOVATIONS, INC., a Delaware corporation ("Tenant").

                               R E C I T A L S :
                               - - - - - - - -

         A. Pursuant to that certain Lease Agreement between Landlord and Tenant, and the Work Letter Agreement which is an Exhibit thereto (collectively the "Lease Agreement"), Tenant has leased from Landlord commercial office space in the building ("Building") constructed on certain real property owned by Landlord, as more particularly described in the Lease Agreement.

         B. Landlord and Tenant have agreed to construct certain Tenant Improvements in the Building as set forth in the Lease Agreement, and more particularly in the Work Letter Agreement and this Pricing Agreement Letter which are exhibits thereto.

         C. Landlord and Tenant now agree as to the pricing and payment of the construction of the Tenant Improvements as set forth in this Pricing Agreement Letter and the Itemization of Tenant Improvement Costs (hereinafter defined) attached hereto as Exhibit "A."

             NOW, THEREFORE, for and in consideration of the parties' covenants and agreements contained herein and in the Lease Agreement, Landlord and Tenant covenant and agree as follows:

             1. Landlord and Tenant have approved the Working Drawings for the
Tenant Improvements, dated                             , 19__, signed copies of
                     --------------------------------------
which have been delivered to Landlord and Tenant. Landlord agrees to construct the Tenant Improvements in accordance with the approved Working Drawings; provided, however, the costs of Tenant Improvements shall be paid as provided herein.

             2. If the actual cost of the Tenant Improvements exceeds the Tenant Improvement Allowance (as defined in the Work Letter Agreement between the parties), Tenant shall pay Landlord all amounts in excess of the Tenant Improvement Allowance. The Tenant and Landlord acknowledge and agree that the Tenant Improvement Allowance shall be disbursed for the Tenant Improvement Allowance Items as set forth in the Work Letter Agreement. Any other provision of the Lease, the Work Letter Agreement, or this Pricing Agreement Letter to the contrary notwithstanding, the Tenant Improvement Allowance is to be considered as a "pool", even though it is designated for certain categories as stated in Paragraph 1.B. of the Work Letter Agreement, and may be transferred from one allowance category to another, i.e., an unused portion of the Space Plan allowance could be used for materials and labor for construction of the Tenant Improvements. Further, any unused portion of the Tenant Improvement Allowance may be taken in cash (with 30 days prior written notice to Landlord), on the Phase II Move-In Date, or in free rent, commencing on the Phase II Move-In Date, at Tenant's option.

             3. Attached to this Pricing Agreement Letter is an itemization of Tenant Improvement costs ("Itemization of Tenant Improvement Costs") which sets forth the cost of all Tenant Improvement Allowance Items and other costs to be incurred in connection with the initial design and construction of the Tenant Improvements in accordance with the Working Drawings. Concurrent with the execution of this Pricing Agreement Letter, Tenant shall provide its written consent and approval to the Itemization of Tenant Improvement Costs and deliver the same to the Landlord. Upon receipt of the Itemization of Tenant Improvement Costs and this Pricing Agreement Letter, executed by Tenant, Landlord shall be released by Tenant to commence the construction of the Tenant Improvements in accordance with the Working Drawings, this Pricing Agreement Letter and the Itemization of Tenant Improvement Costs attached hereto.

             4. Concurrently with the approval and execution by Tenant of this Pricing Agreement Letter and the Itemization of Tenant Improvement Costs, Tenant shall pay fifty percent (50%) of all Tenant Improvement costs in excess of the Tenant Improvement Allowance as presented on the Itemization of Tenant Improvement Costs. Landlord reserves the right to bill Tenant up to ninety-five percent (95%) of the costs in excess of the Tenant Improvement Allowance during the construction period in proportion to the amount of work completed or materials purchased, with the final five percent (5%) due upon acceptance of the completed Premises and in any event no later than one (1) day before occupancy by Tenant. In the event that any revisions, changes or substitutions shall be made to the Working Drawings or the Tenant Improvements after execution by

                                     D1-1

Tenant of this Pricing Agreement Letter and the Itemization of Tenant Improvement Costs, any additional costs which arise in connection with such revisions, changes or substitutions, or any other additional costs, shall be paid by Tenant to Landlord immediately upon Landlord's request.

                  DATED effective as of the date first above written.


                                 LANDLORD:

                                 2795 E. COTTONWOOD PARKWAY, L.C., a Utah limited liability company, by its Manager,

                                 COTTONWOOD PARTNERS MANAGEMENT, LTD., a Utah limited partnership, by CotNet Management, Inc. its general partner



                                 By:__________________________________________
                                    JOHN L. WEST, President


                                 TENANT:

                                 SONIC INNOVATIONS, INC., a Delaware corporation

                                 By:__________________________________________
                                    Title: ___________________________________

                                     D1-2

                                  EXHIBIT "A"
                          TO PRICING AGREEMENT LETTER

                    ITEMIZATION OF TENANT IMPROVEMENT COSTS
                    ---------------------------------------

                                     D1-3

                                  EXHIBIT D2

                     BUILDING STANDARD TENANT IMPROVEMENTS
                     -------------------------------------


1. The "Building Standard Tenant Improvements" (herein so called) are the following:

     A.   Flooring:           Grade and quality of carpeting to be selected by
                              Landlord, with color to be selected by Tenant from those offered by Landlord.

                              Standard Specification: Shaw Troubador 36, Shaw Shoal Creek II 36, or Shaw Resolution 29.

                              Standard Specification for VCT flooring: Armstrong Premium Excelon, Style: Canvas

     B.   Base:               Carpet base to match carpeting selected by Tenant.

                              Grade and quality of rubber base, when applicable, to be selected by Landlord.

                              Standard Specification: Johnsonite, 4" rubber base.

     C.   Partitions:         Demising Walls: 3-5/8" metal studs on 24" centers,
                              blanket sound insulation, 5/8" gypsum board on one side. Studs and one layer of gypsum board extend to bottom of steel deck on floor above.

                              Interior Walls: 3-5/8" metal studs on 24" centers, 5/8" gypsum board on each side. Walls to be ceiling height and braced as per code requirements.

                              All walls to be finished with tape, texture and paint.

                              Standard Paint Specification: Kwal-Howells 2800 Series, Eggshell finish or Kwal-Howells 2300 Series, Semi-Gloss.

     D.   Doors/Side Lights:  3'-0" x 8'-0" solid core interior doors, 3'-0" x
                              8'-10" exterior solid core flush wood doors with select white birch rotary cut veneer. Stain to be selected from finish standards. Door frames are hollow metal. Glass manufactured as per code requirements, with hollow metal frames. Standard hardware is Schlage, 626 series in brushed chrome.

     E.   Ceiling:            Armstrong RH90 Fireguard Tegular Lay-In, 24" x 24"
                              for use with 15/16" exposed tee grid.

     F.   Electrical Outlets: Standard 110v duplex wall outlets.

     G.   Light Switches:     Single pole switches.

     H.   Lighting Occupancy
          Sensor: Automatic lighting control device-Uneco conserver series.

     I.   Light Fixtures:     2' x 4', (3) lamp, 18-cell parabolic, recessed
                              ceiling fixture. Grade and quality of fixture selected by Landlord.

     J.   Fire Sprinkler
          Requirements:       Design build per Landlord, except special
                              requirements, of which the Tenant shall advise the Landlord.

     K.   Window Coverings:   Mechoshade vertical roller shades.

                                     D2-1

                                   EXHIBIT E

                           LEGAL DESCRIPTION OF LAND
                           -------------------------


BEGINNING at a point North 0 08'51" East along the Section line 908.560 feet, and North 89 04'36" East 409.306 feet; from the West Quarter Corner of Section 23, Township 2 South, Range 1 East, Salt Lake Base and Meridian: Thence North 89 04'36" East 293.456 feet; thence South 0 03'29" West 169.090 feet; thence South 89 49'14" East 16.454 feet to a point on a 565.000 foot radius Curve to the left the center of which bears North 0 10'47" East; thence Northeasterly along said Curve to the left through a central angle of 4 38'05" a distance of 45.704; thence South 4 27'18" East 269.999 feet to a point on a 835.000 foot radius Curve to the right the center of which bears North 4 27'18" West; thence South along said Curve to the right through a central angle of 4 38'05" a distance of 67.544; thence North 89 49'13" West 310.216 feet; thence North 0 10'47" East
433.439 feet to the point of BEGINNING. Contains 147,859 square feet or 3.3944 acres.

                                   EXHIBIT F

                           LEASE EXTENSION ADDENDUM
                           ------------------------


          THIS LEASE EXTENSION ADDENDUM ("Addendum") is entered into as of April 28, 1999, between Landlord and Tenant (as those terms are defined in that certain Lease Agreement between Landlord and Tenant, dated April 28, 1999 (the "Lease"). Subject to the provisions of the Lease, Landlord hereby grants to Tenant the option ("Extension Option") to extend the term of the Lease for ONE successive extension term of FIVE years in accordance with the provisions set forth in this Addendum (an "Extension Renewal Term"). If the Term of the Lease is so extended, such extension shall be on the same terms and conditions as are applicable during the initial Term as set forth in the Lease, except that the Base Rent during the Extension Renewal Term shall be at the "Prevailing Rental Rate" which shall mean the rental rate determined for the most comparable office space located in the Cottonwood Corporate Center Project as of the date of the Extension Notice (defined below) and taking into account all relevant factors including, without limitation, any applicable tenant improvement allowance, Base Year and expense then in effect, but in no event less than the Rent under the Lease as of the date of the Extension Notice.

          1.   Exercise. If Tenant desires to exercise an Extension Option, it
               --------
shall send notice thereof (an "Extension Notice") to Landlord no more than three hundred (300) nor less than two hundred seventy (270) calendar days prior to the expiration of the Term or Extension Renewal Term of the Lease then in effect. Landlord and Tenant shall endeavor in good faith to determine the Prevailing Rental Rate within thirty (30) calendar days after Landlord's receipt of Tenant's Extension Notice. If they cannot agree within thirty (30) calendar days, each shall appoint an appraiser who shall arrive at an estimate of the Prevailing Rental Rate within thirty (30) calendar days. If such estimates are within five percent (5%) of each other, the average of the two shall be the new Base Rent for the Extension Renewal Term. If the estimates are more than five percent (5%) apart, each appraiser shall select a third appraiser within five
(5) calendar days or, if they fail to do so, Landlord shall select a third appraiser. The third appraiser shall prepare an estimate of the Prevailing Rental Rate as provided above within thirty (30) calendar days and the two closest of the three estimates shall be averaged to determine the new Base Rent for the new Extension Renewal Term. No later than one hundred twenty (120) calendar days prior to the expiration of the Lease Term then in effect, Landlord and Tenant shall execute an amendment to the Lease (an "Extension Amendment") stating the new Base Rent and expiration date of the Lease Term. If such an Extension Amendment is not fully executed by the parties for any reason as provided above other than Landlord's breach, the Term shall not be extended and all Extension Option(s) hereunder shall terminate. Notwithstanding the foregoing, Tenant shall not be entitled to extend this Lease if an uncured Event of Default has occurred under any term or provision contained in the Lease Agreement or a condition exists which with the passage of time or the giving of notice, or both, would constitute an Event of Default pursuant to the Lease Agreement as of the date of exercise of this Extension Option. The rights contained in this Addendum shall be personal to the originally named Tenant and may be exercised only by the originally named Tenant and any Related Entity (and not any other assignee, sublessee or other Transferee of Tenant's interest in this Lease) and only if the originally named Tenant or Related Entity occupies the entire Premises as of the date it exercises the Extension Option in accordance with the terms of this Addendum. If Tenant properly exercises the Extension Option and is not in default under this Lease at the end of the initial Term of the Lease, the Lease Term, as it applies to the entire Premises then leased by Tenant, shall be extended for the Extension Renewal Term.

          2.   Other Provisions. If Tenant fails to deliver a timely Extension
               ----------------
Notice, Tenant shall be considered to have elected not to exercise the Extension Option. Any termination of the Lease during the initial or applicable Lease Term or Extension Renewal Term shall terminate all renewal or lease extension rights hereunder. The extension rights of Tenant hereunder shall not be severable from the Lease, nor may such rights be assigned or otherwise conveyed in connection with any permitted assignment of the Lease other than to a Related Entity. During any Extension Renewal Term all leasehold improvements within the Premises shall be provided in their then-existing condition (on an "as-is" basis) at the time the Extension Renewal Term commences.

          DATED this 28 day of April, 1999.


                              LANDLORD:

                              2795 E. COTTONWOOD PARKWAY, L.C., a Utah limited liability company, by its Manager,

                              COTTONWOOD PARTNERS MANAGEMENT, LTD., a Utah limited partnership, by CotNet Management, Inc. its general partner



                                 By: /s/ John L. West
                                    -----------------------------------------
                                     JOHN L. WEST, President


                              TENANT:

                              SONIC INNOVATIONS, INC., a Delaware corporation


                              By: /s/ William S. Barth
                                 -------------------------------------------
                                 Title: VP of Finance & CFO
                                        ------------------------------------

                                   EXHIBIT G

                   ACKNOWLEDGMENT OF LEASE COMMENCEMENT DATE
                   -----------------------------------------


                         STATEMENT OF CONFIRMATION AND
                         -----------------------------
                   ACKNOWLEDGMENT OF LEASE COMMENCEMENT DATE
                   -----------------------------------------

     In accordance with that certain Lease Agreement between 2795 E. COTTONWOOD PARKWAY, L.C., as Landlord and the undersigned, as Tenant (the "Lease"), the Tenant hereby confirms the following:

     1. Construction of the Tenant Improvements for the Phase One Space is Substantially Complete, and the Lease Term shall commence as of _________________, for a term of _________ years, _________ months, and
_________ days, ending on ________________.

     2. In accordance with the Lease, Base Rent shall begin to accrue on ____________, in the amount of _____________________________ DOLLARS
($__________).

     3. The dates applicable to Section 3.1 of the Lease for Tenant's right to terminate the Lease shall be as follows:

          (a) Dates for Landlord receipt of Tenant's exercise notice (Section 3.1(a)):
               Between __________________ and ______________________.


          (b) Dates for payment of $200,000 to Landlord and vacation by Tenant of at least one-half of Premises (Section 3.1(b)):
               Between __________________ and ______________________.


          (c) Dates for vacation by Tenant of the remainder of the Premises (Section 3.1(c)):
               Between __________________ and ______________________.



                            LANDLORD:

                            2795 E. COTTONWOOD PARKWAY, L.C., a Utah limited liability company, by its Manager,

                            COTTONWOOD PARTNERS MANAGEMENT, LTD., a Utah limited partnership, by CotNet Management, Inc. its general partner



                              By:_____________________________________________
                                  JOHN L. WEST, President


                            TENANT:

                            SONIC INNOVATIONS, INC., a Delaware corporation


                            By:_______________________________________________
                               Title:_________________________________________

                                   EXHIBIT H
                                   ---------

WHEN RECORDED, RETURN TO:
------------------------

U.S. Bank National Association
107 South Main Street
Salt Lake City, Utah 84111
Attn:  Commercial Real Estate Division



                             ESTOPPEL CERTIFICATE,
                             ---------------------
                        SUBORDINATION, NON-DISTURBANCE
                        ------------------------------
                           AND ATTORNMENT AGREEMENT
                           ------------------------

          THIS AGREEMENT, made and entered into as of the ______ day of _____________, 199___, by and between U.S. BANK NATIONAL ASSOCIATION, with its principal office at 107 South Main Street, Salt Lake City, Utah 84111 ("Bank"), 2855 E. COTTONWOOD PARKWAY, L.C., a Utah general limited liability company, with its principal office at 2855 E. Cottonwood Parkway, Suite 560, Salt Lake City, Utah 84121 ("Lessor"), and SONIC INNOVATIONS, INC., a Delaware corporation, with its principal office at ____________________________________________ ("Lessee").

                               R E C I T A L S:
                               - - - - - - - -

     A. Lessee has by a written lease dated ___________, 19____, and any future amendments and extensions approved by Bank (the "Lease") leased from Lessor commercial office space in the improvements constructed on certain real property owned by Lessor located in Salt Lake County, Utah, as more particularly described in Exhibit "A" attached to and incorporated in this Agreement by reference (the "Premises").

     B. Lessor has executed in favor of Bank a Deed of Trust which encumbers the Premises as security for a loan from Bank to Lessor (the "Deed of Trust").

     C. Lessee, Lessor and Bank have agreed to the following with respect to their mutual rights and obligations pursuant to the Lease and the Deed of Trust.

          NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by each party to the other and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, Bank, Lessor and Lessee covenant and agree as follows:

          1.   Lessee represents to and covenants with the Bank that:

               (a) Lessee is the tenant under the Lease and the same has not been modified, changed, altered, or amended in any respect and is the only lease agreement between Lessee and Lessor relating to the Premises, and the Lease represents the entire understanding between Lessee and Lessor with respect to the Premises.

               (b) Lessee is not in default under any provision of the Lease, nor is there any fact or condition which, with notice or lapse of time, would constitute a default.

               (c) The Lease is in full force and effect, and, except as otherwise provided in the Lease, Lessee is not entitled to any lien, credit, offset, or reduction in rent.

               (d) Lessee's initial monthly installment of rent under the Lease is to be a minimum of $__________.

               (e) Except for a security deposit of $__________ and prepaid rent in the amount of $_________, Lessee has no other claim against Lessor for any deposit or prepaid rent.

               (f) Except as otherwise permitted under the Lease, Lessee has not transferred, hypothecated or assigned Lessee's interest under the Lease. Except for assignments or sublettings which do not require Lessor's consent under the Lease, Lessee shall not authorize or consent to any assignment or subletting of the Premises without the prior written consent of the Bank, which consent shall not be unreasonably withheld.

               (g) There are no actions or proceedings, whether voluntary or otherwise, pending or threatened against Lessee under any bankruptcy or insolvency laws or under any other laws providing relief to debtors.

               (h) To the best of Lessee's knowledge, Lessor is not in default in any respect of its obligations under the Lease, nor is there now any fact or condition which, with notice or lapse of time, would constitute a default.

               (i) Other than the possessory rights arising under the Lease, Lessee has no option to purchase the Premises or otherwise acquire title to or an interest in the Premises.

               (j) Other than the assignment to the Bank described herein, Lessee has no knowledge of any other assignment, hypothecation, mortgage or pledge of Lessor's interest in the Lease or the rents payable thereunder, except as may be disclosed by other recorded instruments.

          2. Lessee's interest in the Lease and all rights of Lessee thereunder, including any purchase option, shall be and are hereby declared subject and subordinate to the lien and encumbrance of the Deed of Trust. The term "Deed of Trust" as used in this Agreement shall also include any amendment, supplement, modification, renewal, refinance or replacement thereof.

          3. In the event of any foreclosure of the Deed of Trust or any conveyance in lieu of foreclosure, provided that the Lessee shall not then be in default beyond any grace period under the Lease and that the Lease shall then be in full force and effect, the Lease shall not be terminated nor shall Lessee be joined in foreclosure proceedings, nor shall Lessee's possession be disturbed, and the Lease shall continue in full force and effect as a direct lease between Lessee and Bank.

          4. After the receipt by Lessee of notice from Bank of any foreclosure of the Deed of Trust or any conveyance of the Premises in lieu of foreclosure, Lessee will thereafter attorn to and recognize Bank or any purchaser from Bank at any foreclosure sale or otherwise as Lessee's substitute lessor on the terms and conditions set forth in the Lease.

          5. Lessee shall not prepay any of the rents under the Lease more than one month in advance (except as provided otherwise in the Lease) without the prior written consent of Bank.

          6. In no event shall Bank be liable for any act or omission of the Lessor, nor shall Bank be subject to any offsets or deficiencies which Lessee may be entitled to assert against the Lessor as a result of any act or omission of Lessor occurring prior to Bank's obtaining possession of the Premises.

          7. The Lease may not be terminated (except as permitted in the Lease and except for Landlord's default) without the prior written consent of Bank. No amendment of the Lease will be binding on Bank unless consented to by Bank which consent shall not be unreasonably withheld.

          8. If the Lease is cancelled or terminated for any reason, if any purchase option contained in the Lease is exercised, or if the Lessee is required to pay to Lessor any payment in excess of one calendar month in advance, including, but not limited to lease termination or purchase option payments, refund of any type, prepayments of rents, litigation settlements or settlements of past-due rents (all of which shall be referred to herein collectively as "Extraordinary Rental Payments"), Lessor and Lessee will notify Bank and Lessor consents to Lessee remitting and Lessee agrees to remit any Extraordinary Rental Payments to Bank directly and immediately.

          9. This Agreement and its terms shall be binding upon and inure to the benefit of Bank, Lessor, Lessee and their respective successors and assigns, including, without limitation, any purchaser at any foreclosure sale.

          10. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and such counterparts when taken together, shall constitute but one agreement.

          DATED effective as of the date first above written.


                              BANK:

                              U.S. BANK NATIONAL ASSOCIATION


                              By:___________________________________________
                                  ROBERT M. BOWEN, Vice President


                              LESSOR:

                              2795 E. COTTONWOOD PARKWAY, L.C., a Utah limited liability company, by its Manager,

                              COTTONWOOD PARTNERS MANAGEMENT, LTD., a Utah limited partnership, by CotNet Management, Inc. its general partner



                                   By:______________________________________
                                       JOHN L. WEST, President


                              LESSEE:

                              SONIC INNOVATIONS, INC., a Delaware corporation


                              By:___________________________________________
                                 Title:_____________________________________

STATE OF UTAH              )
                           : ss.
COUNTY OF SALT LAKE        )


          The foregoing instrument was acknowledged before me this _____ day of _____________, 199__, by ROBERT M. BOWEN, who is a Vice President of U.S. BANK NATIONAL ASSOCIATION.


                              _________________________________________
                              NOTARY PUBLIC
                              Residing at Salt Lake County, Utah


My Commission Expires:

______________________





STATE OF UTAH              )
                           : ss.
COUNTY OF SALT LAKE        )


          The foregoing instrument was acknowledged before me this ______ day of ______________, 199__, by JOHN L. WEST, the President of COTNET MANAGEMENT, INC., General Partner of COTTONWOOD PARTNERS MANAGEMENT, LTD., Manager of 2795
E. COTTONWOOD PARKWAY, L.C., a Utah limited liability company.


                              _________________________________________
                              NOTARY PUBLIC
                              Residing at Salt Lake County, Utah
My Commission Expires:

______________________




STATE OF UTAH              )
                           : ss.
COUNTY OF SALT LAKE        )


          The foregoing instrument was acknowledged before me this _____ day of _____________, 19___, by _______________________________, who is a
_____________________________________ of ______________________________________,
a _______________ corporation.



                              _________________________________________
                              NOTARY PUBLIC
                              Residing at Salt Lake County, Utah

My Commission Expires:

______________________

                                  EXHIBIT "A"

     The following described real property is located in Salt Lake County, Utah:

     PARCEL 1 ("COTTONWOOD CORPORATE CENTER PARCEL 9"):

     BEGINNING at a point North 0 08'51" East along the Section line 908.560 feet, and North 89 04'36" East 409.306 feet; from the West Quarter Corner of Section 23, Township 2 South, Range 1 East, Salt Lake Base and Meridian:
     Thence North 89 04'36" East 293.456 feet; thence South 0 03'29" West
     169.090 feet; thence South 89 49'14" East 16.454 feet to a point on a
     565.000 foot radius Curve to the left the center of which bears North 0 10'47" East; thence Northeasterly along said Curve to the left through a central angle of 4 38'05" a distance of 45.704; thence South 4 27'18" East
     269.999 feet to a point on a 835.000 foot radius Curve to the right the center of which bears North 4 27'18" West; thence South along said Curve to the right through a central angle of 4 38'05" a distance of 67.544; thence North 89 49'13" West 310.216 feet; thence North 0 10'47" East 433.439 feet to the point of BEGINNING. Contains 147,859 square feet or 3.3944 acres.


     PARCEL 2 ("COMMON ROADWAY"):

     A perpetual, nonexclusive right-of-way and easement for vehicular and pedestrian ingress and egress, appurtenant to PARCEL 1, as established by a Declaration of Easements, Covenants and Restrictions recorded January 17, 1996, as Entry No. 6259074, in Book 7311, at page 821 of the official records of the Salt Lake County Recorder, as amended by a First Amendment to Declaration of Easements, Covenants and Restrictions, recorded July 3, 1996, as Entry No. 6398547, in Book 7437, at page 265 of the official records of the Salt Lake County Recorder, over the following described property:

     BEGINNING at a point which is North 0 08'51" East along the Section line
     447.50 feet and South 89 49'13" East 50.00 feet from the West Quarter Corner of Section 23, Township 2 South, Range 1 East, Salt Lake Base and Meridian, and running thence North 0 08'51" East 71.00 feet; thence South 89 49'13" East 669.22 feet; thence North 0 10'47" East 12.00 feet to a point of a 787.50 foot radius curve to the left, the chord of which bears North 72 37'45" East; thence Easterly along the arc of said curve and through a central angle of 35 06'03" a distance of 482.44 feet to a point of tangency; thence North 55 04'44" East 161.13 feet to a point of a 257.50 foot radius curve to the right, the chord of which bears South 81 12'57" East; thence Easterly along the arc of said curve and through a central angle of 87 24'39" a distance of 392.84 feet to a point of tangency; thence South 37 30'37" East 388.28 feet to a point of a 282.50 foot radius curve to the left, the chord of which bears South 57 30'40" East; thence Southeasterly along the arc of said curve and through a central angle of 40 00'07" a distance of 197.23 feet to a point of tangency; thence South 77 30'44" East 203.08 feet; thence South 35 38'28" East 52.78 feet to the West right-of-way line of 3000 East Street; thence South 12 27'22" West along said West line 71.77 feet; thence North 77 30'44" West 147.86 feet to a point of a 693.16 foot radius curve to the right, the chord of which bears North 71 09'19" West; thence Northwesterly along the arc of curve and through a central angle of 13 28'28" a distance of 163.01 feet to a point of a compound curve to the right, the radius point of which is North 22 43'23" East 377.50 feet; thence Northwesterly along the arc of said curve and through a central angle of 29 46' a distance of 196.12 feet to a point of tangency; thence North 37 30'37" West 388.28 feet to a point of a 162.50 foot radius curve to the left, the chord of which bears North 81 12'57" West; thence Westerly along the arc of said curve and through a central angle of 87 24'39" a distance of 247.91 feet to a point of tangency; thence South 55 04'44" West 161.13 feet to a point of a 882.50 foot radius curve to the right, the chord of which bears South 72 37'45" West; thence Westerly along the arc of said curve and through a central angle of 35 06'03" a distance of 540.64 feet to a point of tangency; thence North 89 49'13" West 441.91 feet; thence North 0 10'47" East 12.00 feet; thence North 89 49'13" West 227.27 feet to the point of BEGINNING.

                            MONUMENT SIGN ADDENDUM
                            ----------------------

          THIS ADDENDUM ("Addendum"), dated as of even date with, and as an addendum to, that certain Lease Agreement between 2795 E. COTTONWOOD PARKWAY, L.C. ("Landlord") and SONIC INNOVATIONS, INC., a Delaware corporation ("Tenant"), dated as of the 28 day of April, 1999 ("Lease Agreement").

                               R E C I T A L S :
                               - - - - - - - -

     A. Pursuant to the Lease Agreement, Tenant has leased from Landlord certain commercial office space in the building ("Building") constructed on real property owned by Landlord located in Salt Lake County, Utah, as more particularly described in the Lease Agreement.

     B. Landlord and Tenant have agreed as set forth in this Addendum to the nonexclusive right of Tenant to have its name displayed on a monument sign to be located by Landlord in front of the Building in accordance with the drawing attached hereto as Exhibit "A" and incorporated herein (the "Monument Sign").

          NOW, THEREFORE, for and in consideration of the parties' covenants and agreements contained herein and in the Lease Agreement, Landlord and Tenant covenant and agree as follows:

          1. Tenant shall have the nonexclusive right to have its name displayed on the Monument Sign in accordance with Exhibit "A" hereto to be located in front of the Building. Tenant's right to have its name on the Monument Sign shall be subject to the following requirements and conditions:

               (a) Obtaining all required governmental permits, licenses, authorizations and approvals for the Monument Sign;

               (b) The occupancy by Tenant of no less than 10,000 square feet of Rentable Area in the Building during the Lease Term;

               (c) Tenant shall bear the cost of acquisition and/or preparation of the panel containing Tenant's name for placement on the Monument Sign;

               (d) Compliance with all applicable governmental laws, statutes, regulations, rules, codes and ordinances;

               (e)  Compliance with the provisions of the Lease Agreement;

               (f) The design, size, location, materials and colors of the Monument Sign shall be determined by Landlord in Landlord's reasonable discretion;

               (g) Landlord shall have the right to relocate, redesign and/or reconstruct the Monument Sign from time to time in its sole discretion; and

               (h) Tenant's signage rights under this Addendum may not be assigned to any assignee of this Lease other than a Related Entity or any subtenant of Tenant without Landlord's prior written consent, exercised in its sole discretion.

          2. The Lease Agreement, as modified hereby, shall remain in full force and effect, enforceable in accordance with its terms.

          3. Upon termination or expiration of the Term of the Lease Agreement, or upon expiration of Tenant's sign rights under this Addendum, Landlord shall have the right to permanently remove Tenant's name from the Monument Sign.

          DATED effective as of even date with the Lease Agreement.


                              LANDLORD:

                              2795 E. COTTONWOOD PARKWAY, L.C., a Utah limited liability company, by its Manager,

                              COTTONWOOD PARTNERS MANAGEMENT, LTD., a Utah limited partnership, by CotNet Management, Inc. its general partner



                              By: /s/ John L. West
                                 ----------------------------------------
                                 JOHN L. WEST, President

                              TENANT:

                              SONIC INNOVATIONS, INC., a Delaware corporation

                              By: /s/ William S. Barth
                                  ---------------------------------------
                                 Title: VP of Finance & CFO
                                        ---------------------------------

                                  EXHIBIT "A"

                                 MONUMENT SIGN
                                 -------------

                                   [Diagram]

                            BUILDING SIGN ADDENDUM
                            ----------------------

          THIS BUILDING SIGN ADDENDUM ("Addendum"), dated as of even date with, and as an addendum to, that certain Lease Agreement between 2795 E. COTTONWOOD PARKWAY, L.C. ("Landlord") and SONIC INNOVATIONS, INC., a Delaware corporation ("Tenant"), dated as of the 28 day of April, 1999 ("Lease Agreement").

                               R E C I T A L S :
                               - - - - - - - -

     C. Pursuant to the Lease Agreement, Tenant has leased from Landlord certain commercial office space in the building ("Building") constructed on real property owned by Landlord located in Salt Lake County, Utah, as more particularly described in the Lease Agreement.

     D. Landlord and Tenant have agreed as set forth in this Addendum to the nonexclusive right of Tenant to have its name displayed on the top fascia of the Building in accordance with the blue line drawing attached hereto as Exhibit "A" and incorporated herein by this reference (the "Building Sign").

          NOW, THEREFORE, for and in consideration of the parties' covenants and agreements contained herein and in the Lease Agreement, Landlord and Tenant covenant and agree as follows:

          1. Tenant shall have the nonexclusive right to have its name displayed on the Building Sign in accordance with Exhibit "A" hereto and as provided herein, subject to each of the following requirements and conditions:

               (a) Obtaining all required governmental permits, licenses, authorizations and approvals for the Building Sign;

               (b) The occupancy by Tenant of no less than 30,000 square feet of Rentable Area in the Building during the Lease Term;

               (c) Compliance with all applicable governmental laws, statutes, regulations, rules, codes and ordinances;

               (d)  Compliance with the provisions of the Lease Agreement;

               (e) All expenses in connection with the construction, installation, repair and maintenance of the Building Sign, and Tenant's name thereon, shall be paid by Tenant;

               (f) The design, size, location, materials, colors and lighting of the Building Sign shall be approved in writing by Landlord, in Landlord's reasonable discretion; and

               (g) Tenant's signage rights under this Addendum may not be assigned to any assignee of this Lease other than a Related Entity or any subtenant of Tenant without Landlord's prior written consent, exercised in its sole discretion.

          2. The Lease Agreement as modified hereby shall remain in full force and effect, enforceable in accordance with its terms.

          3. Upon termination or expiration of the Term of the Lease Agreement, or upon expiration of Tenant's sign rights under this Addendum, Landlord shall have the right to permanently remove Tenant's Building Sign from the Building. Tenant shall bear all reasonable expenses relating to the costs associated with the removal of Tenant's Building Sign, repair of any damage caused by such removal, and restoration of the site of Tenant's sign on the Building to the condition in which those portions of the Building existed before the installation of Tenant's sign. Tenant's obligations under this paragraph, as well as other provisions of this Addendum, shall survive the expiration or earlier termination of the Lease Term.

          4. Tenant shall at all times during the Lease Term maintain Tenant's sign in working order and first-class condition.

          DATED effective as of even date with the Lease Agreement.


                              LANDLORD:

                              2795 E. COTTONWOOD PARKWAY, L.C., a Utah limited liability company, by its Manager,

                              COTTONWOOD PARTNERS MANAGEMENT, LTD., a Utah limited partnership, by CotNet Management, Inc. its general partner



                              By: /s/ John L. West
                                  -------------------------------------
                                  JOHN L. WEST, President


                              TENANT:

                              SONIC INNOVATIONS, INC., a Delaware corporation

                              By: /s/ William S. Barth
                                 --------------------------------------
                                 Title: VP of Finance & CFO
                                        -------------------------------

                                  EXHIBIT "A"

                                 BUILDING SIGN
                                 -------------

                                   [Diagram]